As filed with the Securities and Exchange Commission on January 8, 2003
                                                    Registration No. 333-102126



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                               DENNY'S CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                      5812                                    13-3487402
      (State or Other Jurisdiction of               (Primary Standard Industrial          (I.R.S. Employer Identification Number)
       Incorporation or Organization)                Classification Code Number)


                             DENNY'S HOLDINGS, INC.
               (Exact Name of Registrant as Specified in Its Charter)

           New York                                      5812                                    22-3004358
      (State or Other Jurisdiction of                (Primary Standard Industrial          (I.R.S. Employer Identification Number)
       Incorporation or Organization)                Classification Code Number)


                             203 East Main Street
                        Spartanburg, South Carolina 29319
                                 (864) 597-8000
             (Address, Including Zip Code, and Telephone Number, Including
                 Area Code of Registrant's Principal Executive Offices)
                             Rhonda J. Parish, Esq.
                  Executive Vice President and General Counsel
                               Denny's Corporation
                              203 East Main Street
                     Spartanburg, South Carolina 29319-9966
                                 (864) 597-8000
        (Address, Including Zip Code, and Telephone Number, Including Area
        Codes of Agent For Service)
                                              -
                                 With copies to:
                                Gary C. Ivey, Esq.
                                Alston & Bird LLP
                         Bank Of America Plaza, Suite 4000
                               101 S. Tryon Street
                        Charlotte, North Carolina 28202
                                 (704) 444-1000

     Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                          Proposed Maximum     Proposed Maximum       Amount of
                                                         Amount to Be    Offering Price Per   Aggregate Offering    Registration
  Title of Each Class of Securities To Be Registered     Registered(1)         Unit(1)              Price(2)            Fee(2)
             12 3/4% Senior Notes due 2007               $50,000,000           100%              $50,000,000           $4,600 (3)
                                                         -----------           ---                -----------           ------

===================================================================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, based upon the book value (aggregate outstanding principal amount) of such securities.
(2)  Calculated by multiplying the aggregate offering amount by .000092.
(3)  Fee previously paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED January 8, 2003

PROSPECTUS
                               DENNY'S CORPORATION
                             DENNY'S HOLDINGS, INC.

                                OFFER TO EXCHANGE
                             $50,000,000 REGISTERED
                         12 3/4% SENIOR NOTES DUE 2007
                           OF DENNY'S CORPORATION AND
                             DENNY'S HOLDINGS, INC.
                                       FOR
                      $50,000,000 OUTSTANDING UNREGISTERED
                         12 3/4% SENIOR NOTES DUE 2007
                           OF DENNY'S CORPORATION AND
                             DENNY'S HOLDINGS, INC.

     Denny's Corporation (formerly Advantica Restaurant Group, Inc.) is offering to exchange up to $50,000,000 aggregate principal amount of 12 3/4% senior notes due 2007 to be jointly issued by Denny's Corporation and Denny's Holdings, Inc., which we refer to as the new notes, for up to $50,000,000 aggregate principal amount of outstanding 12 3/4% senior notes due 2007 of Denny's Holding and Denny's Corporation, which we refer to as the old notes. The terms of the new notes are identical in all respects to the terms of the old notes, except that the new notes are registered under the Securities Act of 1933, as amended, and generally are not subject to transfer restrictions or registration rights.

PLEASE CONSIDER THE FOLLOWING REGARDING THE OFFER TO EXCHANGE:


   o The offer to exchange new notes for old notes will expire at midnight New York City time, on February 10, 2003, unless we extend the expiration date. We do not currently intend to extend the expiration date.


   o We will exchange outstanding old notes up to an aggregate principal amount of $50,000,000 that are validly tendered and not properly withdrawn prior to the expiration date of the exchange offer. You should carefully review the procedures for tendering the old notes set forth in this prospectus.

   o We reserve the right to extend, delay, amend or terminate the exchange offer.

   o You may withdraw tendered outstanding old notes at any time prior to the expiration of the exchange offer.

   o        We will not receive any proceeds from the exchange offer.

   o The old notes are not listed, and we do not intend to list the new notes, on any securities exchange.

                            -------------------------

     Investing in the new notes involves risks. See "Risk Factors" beginning on page 10 of this prospectus for a discussion of factors that you should consider in connection with this exchange offer and an investment in the new notes.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                            -------------------------

                    The date of this prospectus is _____________, 2003.

                               -------------------

                                TABLE OF CONTENTS
                                                                           Page

Important Information About This Prospectus..................................ii

Where You Can Find More Information.........................................iii

Forward-Looking Statements...................................................iv

Summary.......................................................................1


Selected Consolidated Financial Data..........................................6


Risk Factors.................................................................10

Use of Proceeds..............................................................17

The Exchange Offer...........................................................17

Description of Indebtedness..................................................24

The New Notes................................................................27

United States Federal Income Tax Consequences................................46

Legal Matters................................................................49

Experts......................................................................49

                            ------------------------

                   Important Information about this Prospectus

     You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information contained in this prospectus is accurate as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since then. We are not making an offer to sell, or soliciting an offer to buy, any of the securities offered by this prospectus in any jurisdiction where the exchange offer is not permitted.

     We are not making this exchange offer to, and we will not accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of this exchange offer would violate the securities or other laws of that jurisdiction.

     Unless the context otherwise requires, as used in this prospectus:

     o the terms "Denny's," "our" and "we" refer to the combined entities of Denny's Corporation and Denny's Holdings, Inc. and their subsidiaries;

     o the term "old notes" refers to the 12 3/4% notes due 2007 that are not registered;

     o the term "new notes" refers to the 12 3/4% notes due 2007 that we have registered under the Securities Act in connection with this exchange offer and that we are offering in exchange for the old notes; and;
     o the term "notes" refers to the old notes and the new notes, collectively.

                       WHERE YOU CAN FIND MORE INFORMATION

     Denny's Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly files reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. In addition, we have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended, with respect to the new notes offered in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are a part of the registration statement. For further information with respect to us and the new notes, we refer you to the registration statement and the exhibits and schedules filed or referenced as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document is an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed or referenced as an exhibit is qualified in all respects by the exhibit. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference room maintained by the SEC at:

                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

     Information on the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding Denny's. The address of the SEC website is http://www.sec.gov. This information is also available on our website, the address of which is http://www.dennys.com. Information contained at our website is not, and should not be deemed to be, a part of this prospectus.

     The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information superseded by information contained directly in, or incorporated by reference in, this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC and that contain important information about us:

     o  Annual Report on Form 10-K for the fiscal year ended December 26, 2001;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended March 27, 2002;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended June 26, 2002;

     o Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2002; and

     o Current Reports on Form 8-K dated July 10, 2002, August 12, 2002, November 18, 2002 and December 16, 2002.

     Included with this prospectus are copies of our Annual Report on Form 10-K for the fiscal year ended December 26, 2001 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2002.

     In addition, we will provide, without charge, to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to documents that are not specifically incorporated by reference to the documents). Please direct such requests to 203 East Main Street, Spartanburg, South Carolina 29319-9966, (864) 597-8000, Attention: Corporate Secretary.


     If you would like to request documents, please do so by January 31, 2003, in order to receive them before the scheduled expiration of the exchange offer on February 10, 2003.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains numerous forward-looking statements about our financial condition, results of operations, cash flows, financing plans, business strategies, operating efficiencies, capital and other expenditures, competitive positions, growth opportunities, plans and objectives of management, markets for our stock and debt securities and other matters which reflect management's best judgment based on factors currently known. These forward-looking statements involve risks and uncertainties. The words "estimate," "project," "intend," "expect," "believe," "forecast" or similar expressions, or the negative of these terms or expressions, are intended to identify these forward-looking statements, but some of these statements use other phrasing. In addition, any statement in this prospectus that is not a historical fact is a "forward-looking statement." Except as required by law, we expressly disclaim any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors including, among others:

     o  competitive pressures from within the restaurant industry;

     o the level of success of our operating initiatives and advertising and promotional efforts, including the initiatives and efforts specifically mentioned in this prospectus;

     o  adverse publicity;

     o  changes in business strategy or development plans;

     o  terms and availability of capital;

     o  regional weather conditions;

     o overall changes in the general economy, particularly at the retail level; and

     o other factors included in the sections containing the forward-looking statements, including the section entitled "Risk Factors" in this prospectus.

                                     SUMMARY

     This summary highlights material information from the prospectus. It may not contain all of the information that is important to you. For a more complete understanding of our company, the exchange offer and the terms of the new notes, you should read this entire prospectus and the other documents to which it refers you.

                                   The Issuers

     Denny's Corporation is the parent company and owner of 100% of Denny's Holdings, Inc., a holding company that in turn owns 100% of Denny's, Inc., the operator of almost 1,700 company-owned and franchised restaurants. Prior to their divestiture in July, 2002, Denny's Corporation also owned and operated the Coco's and Carrows restaurant chains through our subsidiary FRD Acquisition Co., or FRD.

     Our principal executive offices are located at 203 East Main Street, Spartanburg, South Carolina 29319-9966. Our telephone number is (864) 597-8000.

                             Description of Business

     Denny's is the nation's largest family dining restaurant chain in terms of market share, number of units and U.S. system-wide sales. At September 25, 2002, Denny's restaurants operated in 49 states, the District of Columbia, two U.S. territories and four foreign countries, with concentrations in California (24% of total restaurants), Florida (11%) and Texas (9%). Of the 1,686 Denny's restaurants operating at September 25, 2002, 1,109 (66%) were franchised or licensed units. Our restaurants generally are open 24 hours a day, 7 days a week. We offer traditional family fare (including breakfast items, hamburgers, sandwiches, steaks and chicken), and provide both counter and table service.
Our sales are evenly distributed across each of the typical mealtimes; however, breakfast items account for the majority of our sales. Denny's restaurants are designed to provide a "dining value" with moderately priced food, friendly and efficient service and a pleasant atmosphere. We believe that Denny's benefits from its generally strong market position and consumer recognition.

                                  Risk Factors

         For a discussion of the risks facing our business and the factors that you should consider in connection with the exchange offer and an investment in the new notes, see "Risk Factors" beginning on page 10 of this prospectus.

                               The Exchange Offer

Offerors.......................................Denny's Corporation and Denny's
                                               Holdings, Inc.

Exchange Offer
Size...........................................Subject to the terms and conditions set forth in this
                                               prospectus, Denny's Corporation
                                               and Denny's Holdings, Inc. are
                                               offering to exchange up
                                               to $50.0 million aggregate
                                               principal amount of registered 12
                                               3/4% senior notes due 2007 of
                                               Denny's Corporation and Denny's
                                               Holdings, which we refer to as
                                               the new notes, for up to $50.0
                                               million aggregate principal
                                               amount of unregistered 12 3/4%
                                               senior notes due 2007 of Denny's
                                               Corporation and Denny's Holdings,
                                               which we refer to as the old
                                               notes.

General........................................We are offering to exchange old notes for a like principal amount
                                               of new notes.  Old notes may be
                                               tendered, and new notes will be
                                               issued, only in integral
                                               multiples of $1,000 principal
                                               amount. Currently, $50.0 million
                                               in principal amount of old
                                               notes is outstanding. See "The
                                               Exchange Offer - Terms Of The
                                               Exchange Offer."

                                               This exchange offer is intended
                                               to satisfy our obligations under
                                               the note exchange and
                                               registration rights agreements
                                               that we entered into when we
                                               issued the old notes. See "The
                                               Exchange Offer - Background and
                                               Purpose of the Exchange Offer."

                                               The terms of the new notes are
                                               identical in all respects to the
                                               terms of the old notes, except
                                               that the new notes are registered
                                               under the Securities Act and
                                               generally are not subject to
                                               transfer restrictions or
                                               registration rights.

Expiration Date;
Extensions; Termination;
Amendments.....................................This exchange offer expires at midnight New York City time,
                                               on February 10, 2003, unless the
                                               exchange offer is extended. We
                                               do not currently intend to
                                               extend the expiration date.


                                               Denny's reserves the right to
                                               extend, delay, amend or terminate
                                               the exchange offer. See "The
                                               Exchange Offer - Expiration Date;
                                               Extensions; Termination;
                                               Amendments."

Conditions of the Exchange
Offer..........................................This exchange is subject to customary conditions, which we
                                               may assert or waive. For more
                                               information about these
                                               conditions, see "The Exchange
                                               Offer - Conditions of the
                                               Exchange Offer."

Resale of New Notes............................We believe that you can resell and transfer your new notes
                                               without registering them under
                                               the Securities Act and
                                               delivering a prospectus if:

                                               o    you are acquiring the new
                                                    notes in the ordinary
                                                    course of your business for
                                                    investment purposes;

                                               o    you are not engaged in, do
                                                    not intend to engage in and
                                                    have no arrangement or
                                                    understanding with anyone to
                                                    participate in a
                                                    distribution of the new
                                                    notes (within the meaning of
                                                    the Securities Act);

                                               o    you are not a broker-dealer
                                                    who purchased the old notes
                                                    directly from us for resale
                                                    pursuant to Rule 144A or any
                                                    other available exemption
                                                    under the Securities Act;
                                                    and

                                               o    you are not an affiliate of
                                                    Denny's within the meaning
                                                    of Rule 405 under the
                                                    Securities Act.

                                               Our belief is based on
                                               interpretations expressed in some
                                               of the SEC's no-action letters to
                                               other issuers in similar exchange
                                               offers. However, we cannot
                                               guarantee that the SEC would make
                                               a similar decision about this
                                               exchange offer. If our belief is
                                               wrong, or if you cannot
                                               truthfully make the necessary
                                               representations, and you transfer
                                               any new note received in this
                                               exchange offer without meeting
                                               the registration and prospectus
                                               delivery requirements of the
                                               Securities Act or without an
                                               exemption from these
                                               requirements, then you could
                                               incur liability under the
                                               Securities Act. We are not
                                               indemnifying you for any
                                               liability that you may incur
                                               under the Securities Act.

Consequences of Failure to
Exchange Your Old
Notes..........................................Old notes that are not tendered in the exchange offer or that
                                               are not accepted for exchange
                                               will continue to bear legends
                                               restricting their transfer.  You
                                               will not be able to offer or
                                               sell the old notes unless:

                                               o....each offer or sale is made
                                                    pursuant to an exemption
                                                    from the requirements of
                                                    the Securities Act; or

                                               o....the old notes are
                                                    registered under the
                                                    Securities Act.

                                               After the exchange offer is
                                               closed, we will no longer have
                                               an obligation to register the
                                               old notes. See "The Exchange
                                               Offer - Consequences of Failure
                                               to Exchange Old Notes."

Procedures for Tendering
Old Notes......................................If you wish to tender your old notes for exchange, you must:

                                               o....complete and sign the
                                                    accompanying letter of
                                                    transmittal;

                                               o    indicate the amount of old
                                                    notes, if less than all, to
                                                    which your election to
                                                    tender for new notes
                                                    applies;

                                               o    have the signature
                                                    guaranteed if required by
                                                    the letter of transmittal;
                                                    and

                                               o    mail or deliver the
                                                    certificates for the old
                                                    notes, together with a
                                                    properly completed and duly
                                                    executed letter of
                                                    transmittal (or a facsimile
                                                    thereof), with any required
                                                    signature guarantees and any
                                                    other required documents, to
                                                    the exchange agent at its
                                                    address shown on the back
                                                    cover page of this
                                                    prospectus on or prior to
                                                    the expiration date.

                                               For more detailed information,
                                               see "The Exchange Offer -
                                               Procedures for Tendering."

Guaranteed Delivery
Procedures.....................................If you wish to tender your old notes but are not able to deliver
                                               the required documents prior to
                                               the expiration date for the
                                               exchange offer, you may tender
                                               your old notes according to the
                                               guaranteed delivery procedures
                                               set forth in "The Exchange Offer
                                               - Guaranteed Delivery."

Withdrawal Rights..............................You may withdraw tenders of old notes at any time on or prior
                                               to the expiration date. Any old
                                               notes not accepted for exchange
                                               will be returned to the
                                               tendering holder without cost
                                               promptly after the termination or
                                               expiration
                                               of the exchange offer.
                                               For more information on
                                               withdrawing tenders of old
                                               notes, see "The Exchange Offer -
                                               Withdrawal of Tenders."

Acceptance of Tenders;
Delivery of New Notes..........................Subject to the satisfaction or waiver of all conditions of the
                                               exchange offer, Denny's will
                                               accept for exchange all old
                                               notes that have been validly
                                               tendered in the exchange offer
                                               and not properly withdrawn on or
                                               prior to the expiration date. We
                                               will issue and deliver the new
                                               notes in exchange for the
                                               applicable old notes accepted
                                               pursuant to the exchange offer
                                               promptly following the
                                               expiration date. See "The
                                               Exchange Offer - Acceptance of
                                               Tenders; Compliance with
                                               Conditions of the Exchange Offer;
                                               Delivery of New Notes."

U.S. Federal Income Tax
Considerations.................................The exchange of old notes for new notes in this exchange offer
                                               should not be a taxable event
                                               for U.S. federal income tax
                                               purposes. See "United States
                                               Federal Income Tax
                                               Considerations."

Exchange Agent................................ U.S. Bank National
                                               Association is acting as the
                                               exchange agent in the exchange
                                               offer. The address and phone
                                               numbers of the exchange agent are
                                               set forth on the outside back
                                               cover of this prospectus.


                                  The New Notes

Issuers........................................Denny's Corporation and Denny's
                                               Holdings, Inc.

Notes Offered..................................Up to $50.0 million aggregate principal amount of 123/4%
                                               senior notes due 2007.

Interest Payment Dates.........................Interest on the new notes will be payable semi-annually in
                                               arrears on each March 31 and
                                               September 30, commencing
                                               March 31, 2003.

Maturity Date..................................September 30, 2007.

Optional Redemption............................Except as provided below, the new notes may not be redeemed
                                               prior to September 30, 2004. On
                                               and after September 30, 2004,
                                               the new notes will be redeemable,
                                               in whole or in part, at 106.3750%
                                               of their principal amount, at
                                               decreasing amounts thereafter to
                                               and including September 30, 2006,
                                               and thereafter at 100% of their
                                               principal amount, together in
                                               each case with accrued and unpaid
                                               interest. Notwithstanding the
                                               foregoing, from the closing date
                                               until September 30, 2004, the
                                               issuers may redeem up to 35% of
                                               the aggregate principal amount of
                                               new notes, at a redemption price
                                               of 112.75%, plus accrued and
                                               unpaid interest to the redemption
                                               date, from the net proceeds of
                                               any public offering for cash of
                                               certain equity securities of
                                               Denny's Corporation, Denny's
                                               Holdings or any of their
                                               subsidiaries.

Ranking........................................The new notes will be senior obligations of the issuers and
                                               will rank equal in right of
                                               payment with all other senior
                                               indebtedness of the issuers. The
                                               new notes will be senior to
                                               all existing and future
                                               subordinated indebtedness of the
                                               issuers. However, the new notes
                                               will be effectively
                                               subordinated to the issuers'
                                               secured indebtedness to the
                                               extent of the assets securing
                                               that indebtedness and
                                               structurally subordinated to the
                                               indebtedness and other
                                               obligations of the
                                               issuers' subsidiaries, including
                                               Denny's, Inc. As of September
                                               25, 2002, we had total
                                               indebtedness of approximately
                                               $606.1 million. Of that amount,
                                               $81.2 million, plus trade
                                               payables, would be
                                       4
                                               structurally senior to the new
                                               notes. See "Capitalization" for
                                               more information.

Covenants......................................The indenture governing the new notes contains covenants that,
                                               among other things, will limit
                                               our ability to incur additional
                                               indebtedness, pay dividends or
                                               make other distributions, make
                                               loans and investments, enter
                                               into asset sales and use those
                                               proceeds, create liens, enter
                                               into transactions with
                                               affiliates, merge, consolidate
                                               or transfer all or substantially
                                               all of our assets or make
                                               investments in unrestricted
                                               subsidiaries. For additional
                                               information, see "The New Notes -
                                               Certain Covenants."

Change of Control..............................If we experience a change of control, we must offer to
                                               purchase the new notes at a
                                               purchase price equal to 101% of
                                               the principal amount, plus
                                               accrued and unpaid interest. We
                                               might not be able to pay you the
                                               required price for the new notes
                                               you present to us at the time of
                                               a change of control because our
                                               revolving credit facility or
                                               other indebtedness may prohibit
                                               payment or we might not have
                                               enough funds at the time.  See
                                               "The New Notes - Change Of
                                               Control."

Previously Registered 12 3/4% Notes
due 2007 Outstanding.......................... The new notes will be issued pursuant to an indenture under
                                               which we already have issued and
                                               outstanding, in addition to
                                               the old notes that are the
                                               subject of this exchange offer,
                                               an aggregate of $70.4 million of
                                               123/4% senior notes due 2007
                                               that have been registered under
                                               the Securities Act. The new
                                               notes will have the same terms
                                               and conditions as these
                                               previously registered
                                               outstanding 123/4% senior notes
                                               due 2007.

Trustee........................................U.S. Bank National Association
                                               will serve as trustee under the
                                               indenture governing the new
                                               notes.

                       SELECTED CONSOLIDATED FINANCIAL DATA

The consolidated balance sheet data as of December 31, 1997, December 30, 1998 and December 29, 1999 and the related statements of consolidated operations and consolidated cash flow data for the fiscal year ended December 31, 1997, the one week period ended January 7, 1998, and the fifty-one week period ended December 30, 1998 are derived from our audited consolidated financial statements that are not included in this prospectus. The consolidated balance sheet data as of December 27, 2000 and December 26, 2001 and the statements of consolidated operations and consolidated cash flow data for the fiscal years ended December 29, 1999, December 27, 2000 and December 26, 2001 are derived from our audited consolidated financial statements that are incorporated by reference into this prospectus. The consolidated balance sheet data as of September 26, 2001 and September 25, 2002 and the statements of consolidated operations and consolidated cash flow data for the three quarters ended September 26, 2001 and September 25, 2002 are derived from our unaudited consolidated financial statements that are incorporated by reference into this prospectus. In the opinion of management, our unaudited interim consolidated financial statements include all adjustments necessary for a fair presentation of our consolidated results of operations, cash flows and financial condition for these interim periods. Excluding impairment and restructuring charges and exit costs, all of such adjustments are of a normal and recurring nature. The unaudited interim consolidated results of operations are not necessarily indicative of the consolidated results of operations for any other interim period or for any fiscal year as a whole. You should read the selected consolidated financial data and other information in conjunction with our consolidated financial statements and the notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus.


                                   Predecessor Company                           Successor Company(a)
                                -----------------------   -------------------------------------------------------
                                  Fiscal Year  One Week      Fifty-One                   Fiscal Year Ended
                                    Ended       Ended      Weeks Ended   -----------------------------------------
                                December 31, January 7,   December 30,   December 29,  December 27,  December 26,
                                   1997(b)      1998          1998           1999          2000          2001
                                ------------ ----------   ------------   ------------  ------------  ------------
 (In millions, except ratios
 and per share amounts)
   Income Statement Data:
   Operating revenue            $  1,193.3   $     23.2   $    1,156.0   $    1,200.2  $    1,155.2  $    1,039.7
   Operating income (loss)(c)         78.2          8.7          (51.2)        (195.9)         (0.3)        (19.7)
   (Loss) income from
     continuing operations(d)        (83.2)       602.9(e)      (126.0)        (275.8)        (82.5)        (88.5)
    Basic (loss) per share
     from continuing
     operations
     applicable to common
     shareholders                    (2.29)       14.21          (3.15)         (6.89)        (2.06)        (2.21)
   Diluted (loss) income per
    share from continuing
    operations applicable to
    common shareholders              (2.29)       10.93          (3.15)         (6.89)        (2.06)        (2.21)
   Cash dividends per common
    per share(f)                        --           --             --             --            --            --
   Ration of earnings to
    fixed charges(g)                    --        268.5x            --             --            --            --
   Deficiency in the
    coverage of
    fixed charges by earnings
    before fixed charges(g)           82.0           --          129.1          275.0          80.7          94.8
 Balance Sheet Data (at end
 of period):
   Current assets(h)            $    129.6                $      291.1   $      379.5  $       56.4  $       40.1
   Working capital
    (deficit)(h)(i)                 (230.2)                      (81.2)        (197.0)       (170.6)       (147.5)
   Net property and equipment        625.8                       630.3          510.9         425.3         362.4
   Total assets                    1,407.4                     1,930.7        1,236.3         745.3         607.3
   Long-term debt, excluding
    current portion                  594.2(j)                  1,141.2          615.4         593.7         645.1
 Other Data:
   EBITDA as defined(k)         $    136.4    $     9.7   $      140.0   $      160.4  $      172.3  $      135.1
   Net cash flows provided by
    (used in) operating               37.0          7.7          (10.7)         (31.1)         (8.4)          8.2
    activities
   Net cash flows (used in)
    provided by investing
    activities(l)                    (41.6)         7.9          180.3           86.7         204.8         (75.1)
   Net cash flows (used in)
    provided by financing
    activities(m)                    (28.4)        (5.3)         (66.6)         (47.9)       (335.0)         46.3



                                       Successor Company(a)
                                  ---------------------------
                                      Three Quarters Ended
                                 ----------------------------
                                 September 26,  September 25,
                                      2001           2002
                                 -------------  -------------

 (In millions, except ratios
 and per share amounts)
   Income Statement Data:
   Operating revenue             $       792.8  $       721.7
   Operating income (loss)(c)             (0.8)          47.2
   (Loss) income from
    continuing operations(d)             (49.0)          11.1
   Basic (loss) income per
    share from continuing
    operations
    applicable to common
    shareholders                         (1.22)         (1.68)
   Diluted (loss) income per
    share from continuing
    operations applicable to
    common shareholders                  (1.22)         (1.67)
   Cash dividends per common
    share(f)                                --             --
   Ration of earnings to
    fixed charges(g)                        --            1.1x
   Deficiency in the
    coverage of
    fixed charges by earnings
    before fixed charges(g)               47.7             --
 Balance Sheet Data (at end
 of period):
   Current assets(h)             $        41.4  $        28.5
   Working capital
    (deficit)(h)(i)                     (113.9)        (146.2)
   Net property and equipment            369.7          328.0
   Total assets                          630.1          549.8
   Long-term debt, excluding
    current portion                      661.5          561.7
 Other Data:
   EBITDA as defined(k)          $       108.1  $       113.5
   Net cash flows provided by
    (used in) operating                  (14.4)           2.7
 activities
   Net cash flows (used in)
    provided by investing
    activities(l)                        (63.6)          30.7
   Net cash flows (used in)
    provided by financing
    activities(m)                         54.4          (36.1)



Certain amounts in all periods presented have been reclassified to conform to the 2002 presentation.

(a)        Denny's  Corporation's  predecessor,  Flagstar  Companies,  Inc,  or
           FCI, and its wholly owned subsidiary Flagstar Corporation, or Flagstar, emerged from bankruptcy on January 7, 1998. The change in ownership of Denny's Corporation effected by the financial restructuring resulting from the bankruptcy required the application of fresh start reporting effective January 7, 1998 in accordance with the American Institute of Certified Public Accountants' Statement of Position 90-7, or SOP 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code." All financial statements subsequent to January 7, 1998 are referred to as "Successor Company" statements, as they reflect periods subsequent to the implementation of fresh start reporting and are not comparable to the financial statements for periods prior to January 7, 1998.
(b) Effective January 1, 1997, we changed our fiscal year end from December 31 to the last Wednesday of the calendar year. Concurrent with this change, we changed to a four-four-five week quarterly closing calendar. This reporting schedule generally results in four 13-week quarters during the fiscal year, for a total of 52 weeks. Due to the timing of this change, the fiscal year ended December 31, 1997 included five additional days of Denny's operations.
(c) Operating income (loss) reflects impairment and restructuring charges and exit costs of $136.5 million, $19.0 million and $30.5 million for 1999, 2000 and 2001, respectively, and $16.8 million and $4.1 million for the three quarters ended September 26, 2001 and September 25, 2002, respectively.
(d) We have classified as discontinued operations restaurant subsidiaries Flagstar Enterprises, Inc., or FEI, (which operated our Hardee's restaurants under licenses from Hardee's Food Systems), Quincy's Restaurants, Inc., or Quincy's, El Pollo Loco, Inc., or EPL, and FRD. FEI and Quincy's were sold in 1998, and EPL was sold in 1999. We completed the divestiture of FRD on July 10, 2002.
(e) The income from continuing operations for the one week ended January 7, 1998 includes reorganization items of $582.0 million resulting from the application of fresh start reporting in accordance with SOP 90-7.
(f) Our bank facilities have prohibited, and our public debt indentures have significantly limited, distributions and dividends on our (and our predecessors') common equity securities.
(g) For purposes of computing the ratio of earnings to fixed charges or deficiency in the coverage of fixed charges by earnings before fixed charges, fixed charges consist of interest expense including capitalized interest, amortization of debt expenses and the interest element in rental payments under operating leases (estimated to be one third of the total rental payments). Earnings consist of income from continuing operations before income taxes and fixed charges excluding capitalized interest.
(h) The current assets and working capital deficit amounts presented exclude assets held for sale of $347.0 million as of December 31, 1997, $87.7 million as of December 30, 1998, and net liabilities of discontinued operations of $54.0 million as of December 29, 1999, $69.4 million as of December 27, 2000, $15.1 million as of December 26, 2001 and $13.5 million as of September 26, 2001. Assets held for sale for 1997 relate to FEI and Quincy's. For 1998, net assets held for sale relate to EPL. For 1999, 2000 and 2001, net liabilities of discontinued operations relate to FRD. We completed the divestiture of FRD on July 10, 2002.
(i) A negative working capital position is not unusual for a restaurant operating company. The decrease in the working capital deficit from December 31, 1997 to December 30, 1998 is attributable primarily to an increase in cash and cash equivalents from the sales of FEI and Quincy's. The increase in the working capital deficit from December 30, 1998 to December 29, 1999 is attributable primarily to the reclassification of certain mortgage notes to current liabilities and a reduction in cash and cash equivalents related to acquisitions of restaurants, the retirement of a portion of senior notes and expenditures related to Denny's reimaging program. The decrease in working capital deficit from December 29, 1999 to December 27, 2000 is attributable primarily to the increase in Denny's refranchising activity in 2000. The decrease in the working capital from December 27, 2002 to December 26, 2001 is primarily related to the use of cash on hand and borrowings under the revolving credit facility to satisfy current liabilities, the reduction of capital lease obligations and the reduction of company owned units from refranchising activity and store closures.

(j) Reflects the reclassification of $1,496.7 million of long-term debt to liabilities subject to compromise in accordance with SOP 90-7 as a result of the Chapter 11 filing.
(k) We define "EBITDA" as operating income (loss) before depreciation, amortization and charges for impairment and restructuring and exit costs as follows:


                                   Predecessor Company                         Successor Company(a)
                                ------------------------   ---------------------------------------------------------
                                 Fiscal Year   One Week     Fifty-One                  Fiscal Year Ended
                                    Ended        Ended     Weeks Ended     -----------------------------------------
                                December 31,  January 7,   December 30,    December 29,   December 27,   December 26,
                                   1997           1998         1998            1999           2000           2001
                                ------------  ----------   ------------    ------------  -------------   ------------
                                                                  (In millions)
   Operating income
    (loss)                      $       78.2  $      8.7   $      (51.2)   $     (195.9) $        (0.3)  $      (19.7)
   Total amortization
    and depreciation                    58.2         1.0          191.2           219.8          153.6          124.3
   Total impairment
    and restructuring charges
    and exit costs                         -           -              -           136.5           19.0           30.5
                                ------------  ----------   ------------    ------------  -------------   ------------
   EBITDA as defined            $      136.4  $      9.7   $      140.0    $      160.4  $       172.3         $135.1
                                 ===========  ==========   ============    ============= =============   ============


                                         Successor Company(a)
                                   -----------------------------
                                        Three Quarters Ended
                                   -----------------------------
                                   September 26,   September 25,
                                       2001           2002
                                   -------------   -------------
                                            (In millions)
   Operating income
    (loss)                         $        (0.8)  $        47.2
   Total amortization
    and depreciation                        92.0            62.3
   Total impairment
    and restructuring charges
    and exit costs                          16.9             4.0
                                   -------------   -------------
   EBITDA as defined               $       108.1   $       113.5
                                   =============   =============


           We believe that EBITDA as defined is a key internal measure used to evaluate the amount of cash flow available for debt repayment and funding of additional investments. EBITDA as defined is not a measure defined by accounting principles generally accepted in the United States of America and should not be considered as an alternative to net income or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America. Our measure of EBITDA as defined may not be comparable to similarly titled measures reported by other companies, and although the definition of EBITDA in our revolving credit facility differs somewhat from the definition of "EBITDA as defined," the amount of our EBITDA as defined has been the same as that calculated under the revolving credit facility since our emergence from bankruptcy in January 1998.
(l) Net cash flows (used in) provided by investing activities include net proceeds of $460.4 million from the disposition of FEI and Quincy's in the fifty-one weeks ended December 31, 1998 and net proceeds of $109.4 million from the sale of EPL in 1999. For 2000, net cash flows from investing activities include $158.7 million of proceeds from the maturity of investments securing our in-substance defeased debt (see
           (m) below). For fiscal year 2001, net cash flows used in investing activities include $53.3 million of advances to discontinued operations. For the three quarters ended September 25, 2002, net cash flows from investing activities include $39.4 million of receipts from discontinued operations resulting primarily from the divestiture of FRD on July 10, 2002.
(m) Net cash flows (used in) provided by financing activities for 2000 include the repayment of the $160.0 million principal amount of our mortgage notes and the repayment of the $153.3 million principal amount of our in-substance defeased debt through the use of the proceeds described in (l) above. For fiscal year 2001, net cash flows provided by financing activities includes borrowings of $58.7 million under our revolving credit facility.

(n) We adopted Statement of Financial Accounting Standard No. 142, or SFAS 142, "Goodwill and Other Intangible Assets," at the beginning of fiscal year 2002, and as a result we are no longer amortizing reorganization value, goodwill and trade names. During the first quarter of 2002, we completed our testing of intangible assets with definite lives and our assessment of impairment of goodwill and other intangible assets with indefinite lives. We performed an impairment test and determined that none of the recorded goodwill or other intangible assets with indefinite lives was impaired.
           In accordance with SFAS 142, goodwill and other intangible assets with indefinite lives will be tested for impairment at least annually, and more frequently if circumstances indicate that they may be impaired. We anticipate performing our annual impairment test during the fourth quarter of each fiscal year. The following table reflects consolidatednoperating results as though we adopted SFAS 142 as the beginning of fiscal year 1997:



                              Predecessor Company                          Successor Company(a)
                           -------------------------   ----------------------------------------------------------
                           Fiscal Year    One Week      Fifty-One                    Fiscal Year Ended
                             Ended          Ended      Weeks Ended     ------------------------------------------
                           December 31,   January 7,   December 30,    December 29,   December 27,   December 26,
                             1997           1998           1998            1999           2000           2001
                           ------------   ----------   ------------    ------------   ------------   ------------

                                                          (In millions)
   Reported net
     income (loss)         $  (148.6)     $ 1,394.6     $  (181.4)       $ (381.9)      $ (98.0)       $ (88.5)
   Add back amortization
     of reorganization
     value                        --             --          89.2            88.9          42.1           28.7
   Add back goodwill
     amortization                 --             --           0.2             1.0           1.4            1.6
   Add back  trade
     name amortization            --             --           1.1             1.2           1.2            1.2
                           ------------   ----------   ------------    ------------   ------------   ------------
   Adjusted net
     income (loss)         $  (148.6)     $ 1,394.6     $   (90.9)       $ (290.8)      $ (53.3)       $ (57.0)
                           ============   ==========   ============     ===========   ============   ============

   Reported  basic
     income (loss) per
     share                 $   (3.50)     $   32.87     $   (4.53)       $  (9.54)      $ (2.45)       $ (2.21)
   Add back amortization
     of reorganization
     value                        --             --          2.23            2.22          1.05           0.71
   Add back goodwill
     amortization                 --             --          0.01            0.02          0.04           0.04
   Add back  trade name
     amortization                 --             --          0.03            0.03          0.03           0.03
                           ------------   ----------   ------------    ------------   -----------    ------------
   Adjusted  basic
    income (loss) per
    share                  $   (3.50)     $   32.87     $   (2.26)       $ (7.27)      $  (1.33)       $ (1.43)
                           ============   ==========   ============    ============   ===========    ============

   Reported  diluted
     income (loss) per
     share                 $   (3.50)     $   25.30     $   (4.53)       $ (9.54)      $  (2.45)       $ (2.21)
   Add back amortization
     of reorganization
     value                        --             --          2.23           2.22           1.05           0.71
   Add back goodwill
     amortization                 --             --          0.01           0.02           0.04           0.04
   Add back  trade name
     amortization                 --             --          0.03           0.03           0.03           0.03
                           ------------   ----------   ------------    ------------   -----------    ------------
   Adjusted  diluted
    income (loss) per
    share                  $   (3.50)     $   25.30     $   (2.26)       $ (7.27)      $  (1.33)       $ (1.43)
                           ============   ==========   ============    ============   ===========    ============




                              Successor Company(a)
                           ----------------------------
                               Three Quarters Ended
                           ----------------------------
                           September 26,  September 27,
                               2001           2002
                           -------------  -------------

                                (in millions)
   Reported net
     income (loss)         $   (49.0)     $    67.7
   Add back amortization
     of reorganization
     value                      21.8             --
   Add back goodwill
     amortization                1.2             --
   Add back  trade
     name amortization           0.9             --
                           -------------  -------------
   Adjusted net
     income (loss)         $   (25.1)     $    67.7
                           =============  =============
   Reported  basic
     income (loss) per
     share                 $   (1.22)     $    1.68
   Add back amortization
     of reorganization
     value                      0.54             --
   Add back goodwill
     amortization               0.03             --
   Add back  trade name
     amortization               0.02             --
                           -------------  -------------
   Adjusted basic
    income (loss) per
    share                  $   (0.63)     $    1.68
                           =============  =============

   Reported  diluted
     income (loss) per
     share                 $   (1.22)     $    1.67
   Add back amortization
     of reorganization
     value                      0.54             --
   Add back goodwill
     amortization               0.03             --
   Add back  trade name
     amortization               0.02             --
                           -------------  -------------
   Adjusted diluted
    income (loss) per
    share                  $   (0.63)     $    1.67
                           =============  =============


                                  RISK FACTORS

         You should read and carefully consider the risks described in this section, as well as the other information contained in this prospectus, before making a decision to tender your old notes in exchange for new notes in the exchange offer.

                        Risks Related to Our Indebtedness

Our substantial indebtedness could adversely affect our operations, including our ability to perform our obligations under the old notes and the new notes.

         We have now and will continue to have a significant amount of indebtedness. As of September 25, 2002, we had total indebtedness of approximately $606.1 million, and a shareholders' deficit of $271.8 million.

         Our substantial indebtedness could have important consequences to you. For example, it could:

         o make it more difficult for us to satisfy our obligations with respect to the old notes and the new notes;

         o require us to continue to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund future working capital, capital expenditures, acquisitions and other general corporate purposes;

         o increase our vulnerability to general adverse economic and industry conditions;

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

         o restrict us from making strategic acquisitions or pursuing business opportunities;

         o place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness; and

         o limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

Despite current indebtedness levels, we may still incur substantially more indebtedness, including secured indebtedness. Incurring more indebtedness could intensify the risks described above.

         Subject to the restrictions in our revolving credit facility, the indenture governing the notes and the indenture governing Denny's Corporation's 11 1/4% senior notes due 2008, or the 11 1/4% notes, we may incur significant additional indebtedness. Although the terms of the revolving credit facility, the indenture governing the notes and the indenture governing the 11 1/4% notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and additional indebtedness incurred in compliance with these restrictions could be substantial. If new debt is added to our current debt levels, the related risks that we now face could intensify. As of September 25, 2002, we had $40.0 million of advances and $52.1 million of letters of credit outstanding under our prior revolving credit facility, leaving $63.2 million of additional permitted borrowings available under that facility. As of December 16, 2002, we refinanced our prior credit facility and entered into a new $125 million credit facility that expires December 20, 2004. As of December 16, 2002, we had $43.9 million of advances and $48.8 million of letters of credit outstanding under our revolving credit facility, leaving $32.3 million of additional permitted borrowings thereunder.

Your right to receive payment on the notes will be effectively subordinate to our obligations under the revolving credit facility and structurally subordinate to the debt of our subsidiaries.

         Our revolving credit facility is secured by a first priority security interest on the majority of our assets, including the capital stock of our subsidiaries. Any borrowings under our revolving credit facility or other secured indebtedness would be effectively senior to the notes to the extent of the security. In the event of our liquidation or insolvency, or if any of our secured indebtedness is accelerated, the secured assets will be first applied to repay our obligations under our secured indebtedness in full and then to repay our obligations under our unsecured indebtedness, including under the notes. Accordingly, there may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. In addition, borrowings of our subsidiaries, including Denny's, Inc., whether secured or not and including capital lease obligations and trade payables, will be structurally senior to the notes.

As holding companies, Denny's Corporation and Denny's Holdings depend on upstream payments from their operating subsidiaries.

         Denny's Corporation is a holding company that currently conducts its operations through consolidated subsidiaries, including Denny's Holdings. Accordingly, Denny's Corporation is dependent upon dividends, loans and other intercompany transfers from its subsidiaries to meet its debt service and other obligations. These transfers are subject to contractual restrictions and are contingent upon the earnings of its subsidiaries. Similarly, Denny's Holdings is itself a holding company, which conducts its operations through consolidated subsidiaries. Dividends, loans and other intercompany transfers from subsidiaries to Denny's Holdings are also subject to contractual restrictions and are contingent upon the earnings of its subsidiaries. We cannot assure you that the operating results of our subsidiaries will be sufficient to enable us to make payments on the notes.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service or repay our indebtedness.

         Our ability to pay or refinance our indebtedness, including the notes, will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our revolving credit facility or any refinancing thereof in amounts sufficient to enable us to service or reduce our indebtedness, including the notes, or to fund our other liquidity needs. Our ability to maintain or increase operating cash flow will depend upon:

         o    consumer tastes;

         o the success of our marketing initiatives and other efforts by us to increase customer traffic in our restaurants; and

         o prevailing economic conditions and other matters, many of which are beyond our control.

         If we are unable to meet our debt service obligations or fund other liquidity needs, we may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity or seek additional equity capital. We cannot assure you that we will be able to pay or refinance our indebtedness or obtain additional equity capital on commercially reasonable terms, if at all.

Restrictive covenants in our debt instruments restrict or prohibit our ability to engage in or enter into a variety of transactions, which could adversely affect us.

         The indenture governing the notes contains various covenants that limit, among other things, our ability to:

         o    incur additional indebtedness;

         o pay dividends or make distributions or certain other restricted payments;

         o    make certain investments;

         o create dividend or other payment restrictions affecting restricted subsidiaries;

         o    issue or sell capital stock of restricted subsidiaries;

         o    guarantee indebtedness;

         o    enter into transactions with stockholders or affiliates;

         o    create liens;

         o    sell assets and use the proceeds thereof;

         o    engage in sale-leaseback transactions; and

         o    enter into certain mergers and consolidations.

         Our revolving credit facility and the indenture governing our 11 1/4% notes each contain similar and additional restrictive covenants, including financial maintenance requirements. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, merger and acquisition or other corporate opportunities and to fund our operations.

A breach of a covenant in our debt instruments could cause acceleration of a significant portion of our outstanding indebtedness.

         A breach of a covenant or other provision in any debt instrument governing our current or future indebtedness could result in a default under that instrument and, due to cross-default and cross-acceleration provisions, could result in a default under our other debt instruments. In addition, our revolving credit facility requires us to maintain certain financial ratios. Our ability to comply with these covenants may be affected by events beyond our control, and we cannot assure you that we will be able to comply with these covenants. Upon the occurrence of an event of default under the revolving credit facility or any other debt instrument, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them, if any, to secure the indebtedness. If the lenders under our current or future indebtedness accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full our outstanding indebtedness, including the notes.

We may be unable to repurchase the notes and/or 11 1/4% notes upon a change of control.

         In the event of a "change of control" (as defined in the indenture for the notes), we must offer to purchase the notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase. See "The New Notes - Change of Control." Denny's Corporation has a similar obligation under the indenture governing the 11 1/4% notes. In the event that we are required to make such an offer, there can be no assurance that we would have sufficient funds available to purchase any notes or 11 1/4% notes, and we may be required to refinance the notes and/or the 11 1/4% notes. There can be no assurance that we would be able to accomplish a refinancing or, if a refinancing were to occur, that it would be accomplished on commercially reasonable terms.

         Our revolving credit facility prohibits us from repurchasing any notes or 11 1/4% notes, except under limited circumstances. Our revolving credit facility also provides that certain change of control events would constitute a default. In the event a change of control occurs at a time when we are prohibited from purchasing the notes and/or the 11 1/4% notes, we could seek the consent of the lenders under the revolving credit facility to purchase the notes and/or the 11 1/4% notes or we could attempt to refinance the revolving credit facility. If we did not obtain such a consent or were unable to refinance the revolving credit facility, we would remain prohibited from purchasing the notes and/or the 11 1/4% notes. In this case, our failure to purchase would constitute an event of default under the indentures. The provisions relating to a change of control included in the indentures may also increase the difficulty of a potential acquirer from obtaining control of us.

Insolvency proceedings involving Denny's Corporation or Denny's Holdings may hinder the receipt of payment on the notes.

         An investment in the notes involves insolvency and bankruptcy considerations that investors should carefully consider. If Denny's Corporation or Denny's Holdings becomes a debtor subject to insolvency proceedings under the United States Bankruptcy Code, such circumstances are likely to result in delays in the payment of the notes and may result in our inability to make payment of all or a portion of the amounts due under the notes. Provisions of the United States Bankruptcy Code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of transfers by a trustee or debtor-in-possession, substantive consolidation, limitations on the collectibility of unmatured interest or attorneys' fees, and forced restructuring of the notes.

         If Denny's Corporation or Denny's Holdings becomes a debtor in a case under the United States Bankruptcy Code, claims could be made by creditors that the assets and liabilities of any one of those entities should be substantively consolidated with those of any other of those entities. If such claims are successful, the effect could impair the ability of Denny's Corporation and Denny's Holdings to repay the notes.

         Substantive consolidation is an exception rather than the rule, especially if one of the companies involved is not in bankruptcy. If Denny's Corporation or Denny's Holdings becomes a debtor in a case under the United States Bankruptcy Code, the equitable doctrine of substantive consolidation could permit a bankruptcy court to disregard the corporate separateness of those entities and to consolidate and pool their respective assets and liabilities as though they were held and incurred by one entity. If a court were to order the substantive consolidation of the assets and liabilities of Denny's Corporation and Denny's Holdings, the notes would lose their structural seniority over the 11 1/4% notes issued by Denny's Corporation, of which $379.0 million in aggregate principle amount is currently outstanding. In such event, the holders of the notes would have the same priority as the holders of the 11 1/4% notes with respect to the assets of the consolidated entities. The assets of the substantively consolidated entities may not be sufficient to pay amounts then due on the notes.


                       Risks Related to the Exchange Offer

If you fail to properly exchange your old notes for new notes, you will continue to hold old notes subject to transfer restrictions, and the liquidity of the trading market for any untendered old notes may be substantially limited.

         We will only issue new notes in exchange for old notes that you timely and properly tender. You should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes set forth under "The Exchange Offer -- Procedures for Tendering" and in the letter of transmittal that accompanies this prospectus. Neither we nor the exchange agent are required to notify you of any defects or irregularities relating to your tender of old notes.

         If you do not exchange your old notes for new notes in this exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. If you continue to hold any old notes after this exchange offer is completed, you will not have any further registration rights and you may have trouble selling them because of these restrictions on transfer. We expect that the liquidity of the market for the old notes after completion of this exchange offer will be substantially limited.

We expect that there will be only a limited trading market for the new notes, if any, and you may be unable to sell the new notes or to sell them at a price you deem sufficient.

         Although the new notes will be registered, we do not intend to list the new notes on any exchange, and we expect that there will be only a limited trading market for the new notes, if any. We cannot give you any assurance as to:

         o the liquidity of any trading market that currently exists or that may develop;

         o    the ability of holders to sell their new notes; or

         o    the price at which holders would be able to sell their new notes.

         Even if a more active trading market develops, the new notes may trade at higher or lower prices than their principal amount, depending on many factors, including:

         o    prevailing interest rates;

         o    the number of holders of the new notes;

         o the interest of securities dealers in making a market for the new notes;

         o    the market for similar notes; and

         o    our financial performance.


                          Risks Related to Our Business

The restaurant business is highly competitive.

         The restaurant business is highly competitive and the competition is expected to increase. If we are unable to compete effectively, our business will be adversely affected. The following are important aspects of competition:

         o    price;

         o    restaurant location;

         o    food quality;

         o    quality and speed of service;

         o    attractiveness and repair and maintenance of facilities; and

         o    the effectiveness of marketing and advertising programs.

         Our restaurants compete with a wide variety of restaurants ranging from national and regional restaurant chains to locally owned restaurants. Some of these competitors have substantially greater financial resources than we do. There is also active competition for advantageous commercial real estate sites suitable for restaurants.

Food service businesses may be adversely affected by changes in consumer tastes, economic conditions and demographic trends.

         Food service businesses are often adversely affected by changes in:

         o    consumer tastes;

         o    national, regional and local economic conditions; and

         o    demographic trends.

         The performance of individual restaurants may be adversely affected by factors such as:

         o    traffic patterns;

         o    demographic considerations; and

         o    the type, number and location of competing restaurants.

         Multi-unit food service chains such as ours can also be materially and adversely affected by publicity resulting from:

         o    poor food quality;

         o    illness;

         o    injury; and

         o    other health concerns or operating issues.

         Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses to the risk that shortages or interruptions in supply caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, the food service industry in general and our results of operations and financial condition in particular also may be adversely affected by unfavorable trends or developments such as:

         o    inflation;

         o    increased food costs;

         o labor and employee benefits costs (including increases in hourly wage and minimum unemployment tax rates);

         o    regional weather conditions; and

         o    the availability of experienced management and hourly employees.

The locations where we have restaurants may cease to be attractive as demographic patterns change.

         The success of our owned and franchised restaurants is significantly influenced by location. Current locations may not continue to be attractive as demographic patterns change. It is possible that the neighborhood or economic conditions where our restaurants are located could decline in the future, potentially resulting in reduced sales in those locations.

Franchising problems could adversely affect our royalty income.

         We have refranchised, and may continue to refranchise, a significant portion of our company-owned restaurants. This franchising initiative may ultimately not be successful due to a lack of franchisee interest or changing economic conditions. In addition, even if our franchising initiative is successful, there can be no assurance that this decision will prove advantageous to us from an operational standpoint. The interests of franchisees might sometimes conflict with our interests. For example, whereas franchisees are concerned with their individual business strategies and objectives, we are responsible for ensuring the success of the entire Denny's chain.

         Franchising also presents certain financial risks for us. The family dining industry is intensely competitive, and some of our franchisees are and will be highly leveraged. Some of our current franchisees have recently experienced financial difficulties. Financial problems of our franchisees adversely affect our royalty income and the value of the Denny's brand.

Numerous government regulations impact our business.

         We and our franchisees are subject to federal, state and local laws and regulations governing, among other things:

         o    health;

         o    sanitation;

         o    environmental matters;

         o    safety;

         o    the sale of alcoholic beverages; and

         o    hiring and employment practices, including minimum wage laws.

         Restaurant operations also are subject to federal and state laws that prohibit discrimination and laws regulating the design and operation of facilities, such as the American With Disabilities Act of 1990. The operation of our franchisee system also is subject to regulations enacted by a number of states and rules promulgated by the Federal Trade Commission. If we or our franchisees fail to comply with these laws and regulations, we could be subjected to closure, fines, penalties, and litigation, which may be costly. We cannot predict the effect on our operations, particularly on our relationship with franchisees, caused by the future enactment of additional legislation regulating the franchise relationship.

Negative publicity generated by incidents at a few restaurants can adversely affect the operating results of our entire chain and the Denny's brand.

         Food safety concerns, criminal activity, alleged discrimination or other operating issues stemming from one restaurant or a limited number of restaurants do not just impact that particular restaurant or a limited number of restaurants. Rather, our entire chain of restaurants is at risk from negative publicity generated by an incident at a single restaurant. This negative publicity can adversely affect the operating results of our entire chain and the Denny's brand.

                                 USE OF PROCEEDS

         This exchange offer is intended to satisfy our obligations under the note exchange and registration rights agreements that we entered into when we issued the old notes. We will not receive any cash proceeds from this exchange offer. In exchange for old notes tendered pursuant to this exchange offer, you will receive new notes in like principal amount. The old notes that are surrendered in exchange for the new notes will be retired and cancelled by us upon receipt and cannot be reissued. Accordingly, the issuance of the new notes under this exchange offer will not result in any change in our outstanding debt.


                               THE EXCHANGE OFFER

Background And Purpose Of The Exchange Offer

         Up to $50 million in aggregate principal amount of new notes will be exchanged in this exchange offer for up to $50.0 million in aggregate principal amount of old notes. We issued the old notes without compliance with the registration requirements of the Securities Act in reliance upon an exemption from those registration requirements. In connection with the issuance of the old notes, we entered into note exchange and registration rights agreements with the holders of the old notes pursuant to which we agreed to file with the SEC, a registration statement under the Securities Act with respect to the issuance of new registered notes in an exchange offer. We have filed the form of the note exchange and registration rights agreement as an exhibit to the registration statement of which this prospectus is a part.

         Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by a holder under U.S. federal securities laws without compliance with the registration and prospectus deliver requirements of the Securities Act, provided that:

         o the holder is acquiring the new notes in the ordinary course of business for investment purposes;

         o the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the new notes (within the meaning of the Securities Act);

         o the holder is not a broker-dealer who purchased the old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

         o the holder is not an affiliate of ours within the meaning of Rule 405 under the Securities Act.

         If you wish to participate in this exchange offer, you must represent to us in the letter of transmittal that the conditions above have been met. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to this exchange offer. Therefore, if you transfer any new note delivered to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from such requirements, you may incur liability under the Securities Act. We do not assume this liability or indemnify you against this liability, but we do not believe this liability would exist if the above conditions are met.

     If any holder is an affiliate of ours, or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes, that holder may not participate in this exchange offer. In addition, this exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms Of The Exchange Offer


         Upon the terms and subject to the conditions of this exchange offer, we will accept any and all old notes validly tendered prior to midnight New York time, on the expiration date. We will issue, promptly following acceptance of validly tendered old notes, up to $50 million in aggregate principal amount of new notes for a like principal amount of old notes tendered and accepted in this exchange offer. Holders may tender some or all of their old notes in connection with this exchange offer, but only in $1,000 increments of principal amount.

         The terms of the new notes are identical in all material respects to the terms of the old notes, except that the new notes have been registered under the Securities Act and will be issued free from any transfer restrictions or any covenant regarding registration. The new notes will evidence the same debt as the old notes and will be issued under the same indenture and be entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $50.0 million in aggregate principal amount of unregistered old notes is outstanding.

         The new notes initially will be issued, upon consummation of the exchange offer, in the form of physical, certificated securities. Immediately thereafter, at the election of a holder and by notice to U.S. Bank National Association, as transfer agent, and The Depository Trust Company, or DTC, the new notes may be re-issued as part of the already outstanding global note issued under the indenture for the already outstanding $70.4 million of 12 3/4% senior notes due 2007, which global note is registered in the name of DTC or its nominee. Thereafter, each beneficial owner's interest in the global note will be transferable in book-entry form through DTC.

         Holders of old notes do not have any appraisal or dissenters' rights in connection with this exchange offer. Old notes that are tendered but not accepted in connection with this exchange offer will remain outstanding and be entitled to the benefits of the indenture under which they were issued. However, the registration rights under the note exchange and registration rights agreement will terminate upon completion of this exchange offer, and holders of the old notes will not be entitled to any further registration rights under the note exchange and registration rights agreement.

         We will have accepted validly tendered old notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the new notes from us. If any tendered old notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the old notes, without expense, to the tendering holder as promptly as possible after the expiration date.

         Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on the exchange of old notes in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "--Fees and Expenses."

Interest on the New Notes

     Interest on the new notes will accrue at a rate of 12 3/4% per annum from the most recent date on which interest on the old notes has been paid, or if no interest has been paid, from the date provided in the indenture governing the notes.

Expiration Date; Extensions; Termination; Amendments


     The exchange offer will expire at midnight New York City time, on February 10, 2003, subject to extension by us by notice to the exchange agent as provided in this prospectus. We reserve the right to extend the exchange offer in our reasonable discretion, in which event the expiration date will be the latest time and date to which the exchange offer is extended. In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and make a public announcement by making a timely release through an appropriate news agency.


     In addition, we reserve the right, in our discretion:

     o to delay acceptance of any old notes tendered or to terminate the exchange offer and not accept for exchange any old notes by giving oral or written notice of such extension or termination to the exchange agent; and
     o   to amend the terms of the exchange offer in any manner.

     Any such delay, termination or amendment will be followed as promptly as practicable by a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of old notes of the amendment and will extend the exchange offer for the minimum period of time required by applicable law (which in certain instances could be five or ten business days from the date of such amendment, if the exchange offer would otherwise expire during this five or ten business day period). The rights reserved by us in this paragraph are in addition to our rights set forth below under the caption "-- Conditions of the Exchange Offer."

Conditions of the Exchange Offer

     Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange any old notes or issue any new notes and may terminate the exchange offer if, at any time prior to the expiration of the exchange offer, we determine, in our reasonable judgment, that any of the following conditions has not been satisfied prior to or concurrently with the expiration of the exchange offer:

           o no action or proceeding has been instituted or threatened or is pending in any court or by or before any governmental agency or instrumentality, and there has been proposed, adopted or enacted, no law, statute, rule or regulation with respect to the exchange offer or us that, in our reasonable judgment, has or may have a material adverse effect on our business, financial condition, operations or prospects or that, in our reasonable judgment, impairs the benefits of the exchange offer to us or our ability to proceed with the exchange offer;

           o there shall not have occurred or be likely to occur any event that, in our reasonable judgment, has or may have a material adverse effect on our business, financial condition, operations or profits or impair the benefits of the exchange offer to us or our ability to proceed with the exchange offer; and

           o    there shall not have occurred:

                (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

                (2) any limitation by a governmental agency or authority that may adversely affect our ability to complete the transactions contemplated by the exchange offer;

                (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit; or

                (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to such conditions. These conditions may be waived or amended by us in whole or in part at any time and from time to time prior to expiration of the exchange offer in our reasonable discretion. If we waive or amend the foregoing conditions, we will, if required by applicable law, extend the exchange offer for the minimum period of time required by applicable law (which in certain instances could be five or ten business days) commencing on the date that we first give notice, by public announcement or otherwise, of such waiver or amendment, if the exchange offer would otherwise expire within this time period. Any determination by us concerning the events described will be final and binding upon all parties.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus forms a part.

Consequences of Failure to Exchange Old Notes

     In the event the exchange offer is completed, we will not be required, and do not intend, to register the remaining old notes for resale under the Securities Act or otherwise provide registration rights to the holders thereof. Remaining old notes will continue to be subject to the following restrictions on transfer:

           o the remaining old notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if neither registration nor an exemption is required by law; and

           o the remaining old notes will bear a legend restricting transfer in the absence of registration or an exemption.

Procedures for Tendering

     The tender of old notes by a holder pursuant to the procedures set forth below, upon our acceptance of such tender, will constitute an agreement between such holder on the one hand and us on the other in accordance with the terms and subject to the conditions set forth in this prospectus and in the associated letter of transmittal.

     A holder who wishes to tender old notes for exchange pursuant to the exchange offer must, on or prior to the expiration date, deliver the certificates for such old notes in proper form for transfer.

     The registered holder must also deliver a properly completed letter of transmittal (or a facsimile thereof), duly executed by the registered holder with any required signature guarantee(s) and any other documents required thereby, prior to the expiration date of the exchange offer in order for the tender of old notes to be valid and complete.

     YOU SHOULD SEND LETTERS OF TRANSMITTAL AND OLD NOTES TO THE EXCHANGE AGENT AND NOT TO DENNY'S CORPORATION, DENNY'S HOLDINGS OR THE TRUSTEE UNDER THE INDENTURE.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes tendered pursuant thereto are tendered either: o by a registered holder of old notes who has not completed the boxes entitled "Special Issuance
         Instructions" and "Special Delivery Instructions" on the letter of transmittal; or o for the account of an eligible guarantor institution.

     In the event that signatures on a letter of transmittal are required to be guaranteed, such guarantee must be by a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States, or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

     Holders of old notes whose certificates for such old notes are not immediately available or who cannot deliver all required documents to the exchange agent on or prior to the expiration date may tender their old notes according to the guaranteed delivery procedures set forth below under "- Guaranteed Delivery."

     The method of delivery of the letter of transmittal, old notes and all other required documents is at the election and risk of the tendering holders, and the delivery will be deemed made only when actually received or confirmed by the exchange agent. If the letter of transmittal, old notes or other required documents are sent by mail, it is suggested that the mailing be by registered mail, properly insured, with return receipt requested and made sufficiently in advance of the expiration date to permit delivery to the exchange agent on or prior to the expiration date.

     Generally, only a registered holder of old notes may tender old notes in the exchange offer. If the letter of transmittal is signed by a person other than the registered holder of the old notes, such old notes must be endorsed or accompanied by appropriate bond powers, signed exactly as the name or names of the registered holder (or registered holders) appear on the old notes. If the letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, provide evidence satisfactory to us of their authority to so act.

     Any beneficial owner whose old notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender old notes in the exchange offer should contact such registered holder promptly and instruct such registered holder to tender on its behalf by completing the form of instructions (including the section regarding eligibility to participate in the exchange offer) provided by its broker, bank or other nominee. If a beneficial owner wishes to tend on its own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering its old notes, either make appropriate arrangements to register ownership of the old notes in such holder's name or obtain a properly completed bond power from the registered holder. Beneficial owners should be aware that the transfer of record ownership may take considerable time.

Guaranteed Delivery

     If a holder desires to tender old notes pursuant to the exchange offer and the certificates for such old notes are not immediately available or time will not permit all required documents to reach the exchange agent on or prior to the expiration date, such old notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (1) such tenders are made by or through an eligible guarantor institution;

     (2) prior to the expiration date, the exchange agent receives from an eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal, setting forth the name and address of the holder of the old notes and the amount of old notes tendered, stating that the tender is being made thereby and guaranteeing that, within three trading days of the New York Stock Exchange after the date of execution of the Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal and the certificates for all physically tendered old notes, in proper form for transfer, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent. The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the Notice of Guaranteed Delivery; and

     (3) the certificates representing all tendered old notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three trading days of the New York Stock Exchange after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal of Tenders

     Tenders of old notes pursuant to the exchange offer may be properly withdrawn at any time on or prior to the expiration date. Thereafter, such tenders may be withdrawn only if the exchange offer is terminated without any old notes being accepted for exchange.

     If you have tendered old notes, you may withdraw such old notes prior to the expiration date by delivering a written notice of withdrawal and revocation, subject to the limitations described in this prospectus. To be effective, a written notice of withdrawal and revocation must be delivered by hand, overnight courier, mail or telegraphic or facsimile transmission and must:

           o be timely received by the exchange agent at its addresses set forth on the back cover hereof on or prior to the expiration date;

           o specify the name of the person having tendered the old notes to be withdrawn and the principal amount of such old notes to be withdrawn;

           o identify the old notes to be withdrawn (including the principal amount of such old notes); and

           o be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered (including any required signature guarantees).

     If certificates representing old notes to be withdrawn have been delivered or otherwise identified to the exchange agent, then the name of the registered holder and the serial numbers of the particular certificate evidencing the old notes to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution (except in the case of old notes tendered by an eligible institution for which no signature guarantee will be required) must also be so furnished to the exchange agent as aforesaid prior to the physical release of the certificates for the withdrawn old notes. We reserve the right to contest the validity of any withdrawal or revocation. A purported withdrawal and revocation which is not received by the exchange agent in a timely fashion will not be effective.

     Any old notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer and the holder will not receive any consideration in the exchange offer. Withdrawn old notes may be re-tendered by again following the appropriate procedures described in this prospectus at any time on or prior to the expiration date.

Acceptance of Tenders; Compliance with Conditions of the Exchange Offer; Delivery of New Notes

     Upon the terms and subject to the conditions of the exchange offer, we will accept for exchange all old notes validly tendered and not properly withdrawn on or prior to the expiration date. The acceptance for exchange of old notes validly tendered and not properly withdrawn and the delivery of new notes will be made as promptly as practicable after the expiration date upon consummation of the exchange offer. We expressly reserve the right to delay acceptance of any of the old notes or to terminate the exchange offer and not accept for exchange and payment any old notes not theretofore accepted if any of the conditions set forth under the heading "- Conditions of the Exchange Offer" have not been satisfied or waived. In all cases, the issuance of new notes in exchange for old notes accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of old notes, together with a properly completed and validly executed letter of transmittal (or a facsimile thereof) with any required signature guarantees and any other documents required thereby.

     For purposes of the exchange offer, we shall be deemed to have accepted validly tendered old notes when, as and if we give oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes.

     All questions as to the form of all documents and the validity, eligibility (including the time of receipt and eligibility under applicable state securities laws), acceptance and withdrawal of tendered old notes will be determined by us, in our discretion, which determination shall be final and binding. We expressly reserve the right to reject any and all tenders not in proper form and to determine whether the acceptance of or exchange for such tenders would be unlawful. We also reserve the right, subject to applicable laws, to waive or amend any of the conditions to the exchange offer or to waive any defect or irregularity in the tender of any of the old notes. None of Denny's Corporation, Denny's Holdings, the exchange agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. No tender of old notes will be deemed to have been validly made until all defects and irregularities with respect to such old notes have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which irregularities have not been cured or waived will be returned by the exchange agent to the appropriate tendering holder as soon as practicable. Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding on all parties.

Lost or Missing Certificates

     If you desire to tender old notes pursuant to the exchange offer, but your old note has been mutilated, lost, stolen or destroyed, you should write to or telephone the exchange agent at the telephone number or address listed on the back cover page of this prospectus, concerning the procedures for obtaining replacement certificates for such old notes, arranging for indemnification or any other matter with regard to the tender.

Exchange Agent

     U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Letters of transmittal, notices of guaranteed delivery and all correspondence in connection with the exchange offer should be sent or delivered by each holder of old notes or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the exchange agent at the address set forth on the back cover page of prospectus and associated letter of transmittal. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

Fees and Expenses

     Except as described above, we will not make any payments to brokers, dealers, or other persons soliciting acceptances of the exchange offer. We will, however, pay the reasonable and customary fees and out-of-pocket expenses of the exchange agent, the trustee and legal, accounting and other related fees and expenses associated with the exchange offer. We will also pay the reasonable expenses of holders in delivering their old notes to the exchange agent. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes and in handling or forwarding tenders for exchange.

Transfer Taxes

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes and/or substitute old notes for principal amounts not exchanged are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the old notes, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, the amount of any those transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted, the amount of such transfer taxes will be billed directly to the tendering holder.

                           DESCRIPTION OF INDEBTEDNESS

     The following summary of the principal terms of our indebtedness does not purport to be complete and is qualified in its entirety by reference to the documents governing our indebtedness, including the definitions of certain terms therein, copies of which are exhibits to the registration statement filed with the SEC that contains this prospectus or the other documents incorporated by reference into this prospectus. Whenever particular provisions of these documents are referred to in this prospectus, such provisions are incorporated by reference, and the statements are qualified in their entirety by such reference.

The Revolving Credit Facility

     As of December 16, 2002, our principal operating subsidiary, Denny's, Inc. and its subsidiary Denny's Realty, Inc. entered into a revolving credit facility, as borrowers, with JPMorgan Chase Bank and other lenders named therein, which established a $125.0 million senior secured revolving credit facility.

     This facility is available for our working capital advances, letters of credit (up to a $60.0 million sublimit) and general corporate purposes. The revolving credit facility is guaranteed by Denny's Corporation and Denny's Holdings and, subject to certain exceptions, by our subsidiaries that are not borrowers under the revolving credit facility. The credit facility generally is secured by liens on the stock of our direct and indirect subsidiaries, accounts receivable, intellectual property and cash and cash accounts (along with additional liens on our corporate headquarters in Spartanburg, South Carolina). It is also secured by first-priority mortgages on 246 owned restaurant properties. The revolving credit facility matures on December 20, 2004.

     The revolving credit facility contains covenants customarily found in credit agreements for leveraged financings that, among other things, place limitations on:

           o   dividends on capital stock;

           o   redemptions and repurchases of capital stock;

           o prepayments, redemptions and repurchases of debt (other than loans under the credit agreement);

           o   liens and sale-leaseback transactions;

           o   loans and investments;

           o   incurrence of debt;

           o   capital expenditures;

           o   operating leases;

           o   mergers and acquisitions;

           o   asset sales;

           o   transactions with affiliates;

           o   changes in the business conducted by us and our subsidiaries;
               and

           o   amendment of debt and other material agreements.

     The revolving credit facility also contains covenants that require us, on a consolidated basis, to meet certain financial ratios and tests described below:

     Consolidated Total Debt Ratio. We are required not to permit the ratio of
(a) total debt outstanding on the last day of any fiscal quarter to (b) EBITDA (as defined) of the borrowers and the guarantors on a consolidated basis for the period of four consecutive fiscal quarters then ended, to be more than 6.25:1.00 at March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003; 5.90:1.00 at March 31, 2004 and June 30, 2004; and 5.75:1.00 at September 30,
2004. These ratios will be adjusted to reflect the reduction in Consolidated Total Debt (net of expenses and taxes) resulting from our closing of certain senior note exchanges permitted by the revolving credit facility.

     Consolidated Senior Secured Debt Ratio. We are required not to permit the ratio of (a) senior secured debt outstanding on the last day of any fiscal quarter to (b) EBITDA of the borrowers and the guarantors on a consolidated basis for the period of four consecutive fiscal quarters then ended, to be more than 1.50:1.00 from March 31, 2003 and thereafter.

     Consolidated Fixed Charge Coverage Ratio. We are required not to permit the ratio, determined on the last day of each fiscal quarter for the period of four consecutive fiscal quarters then ended, of (a) the sum of (1) EBITDA of the borrowers and the guarantors on a consolidated basis and (2) Consolidated Lease Expense to (b) the sum of (1) Consolidated Cash Interest Expense (as defined) and (2) Consolidated Lease Expense (as defined), to be less than 1.25:1.00 on March 31, 2003, June 30, 2003, September 30, 2003 and December 31, 2003;
1.30:1.00 on March 31, 2004 and June 30, 2004; and 1.35:1.00 on September 30,
2004.

     Consolidated Capital Expenditures; Acquisitions. We are required not to permit the borrowers and the guarantors on a consolidated basis to incur Consolidated Capital Expenditures (as defined) or make acquisition of properties or related assets in excess of $45 million in the aggregate for each of our 2002 and 2003 fiscal years or in excess of $60 million in the aggregate for our 2004 fiscal year, subject in each case to a limited carryover provision providing for our ability to carryover a portion of any unused amounts from the immediately preceding fiscal year. Notwithstanding the above, however, not more than $45 million (plus any permitted carryover amount from our 2003 fiscal year) of Consolidated Capital Expenditures and acquisitions of properties and related assets during our 2004 fiscal year may be funded from sources other than permitted indebtedness under the revolving credit facility.

     Minimum Consolidated EBITDA. We are required not to permit the EBITDA of the borrowers and the guarantors on a consolidated basis for the period of four consecutive fiscal quarters then ended, to be less than $105 million on March 31, 2003, June 30, 2003 and September 30, 2003; $110 million on December 31, 2003, March 31, 2004 and June 30, 2004; and $115 million on September 30, 2004.

     Events of default under the revolving credit facility include (1) a default in the payment of principal amounts due thereunder, (2) a default in the payment of interest and the continuance thereof for three business days, (3) a default in the observance or performance of financial and other covenants, including, but not limited, to those described or referred to above (and, in the case of certain non-financial covenants, the continuance thereof for 10 days), (4) our failure to pay, when due or payable, principal or interest on our other indebtedness having a principal amount in excess of $10.0 million or our failure to observe other terms, covenants, conditions or agreements under such indebtedness if the effect of such failure is to permit the acceleration of such indebtedness, (5) certain events of bankruptcy or other similar proceedings, (6) a money judgment against us in an amount in excess of $5.0 million remaining undischarged for 30 days or other non-monetary judgment against us reasonably likely to have a material adverse effect, (7) the lenders' loss of security interests securing our indebtedness under the revolving credit facility, and (8) a Change of Control (as defined).

     Upon the occurrence and during the continuance of an event of default, the lenders may terminate their commitments under the revolving credit facility and declare amounts outstanding thereunder immediately due and payable, except that in the case of an event of default referred to in clause (5) above, such remedies shall become automatically effective.

Public Debt

     On April 15, 2002, we exchanged $88.1 million aggregate principal amount of Denny's Corporation's 11 1/4% senior notes due 2008, or 11 1/4% Notes, for approximately $70.4 million aggregate principal amount of 12 3/4% senior notes due 2007, or 12 3/4% Notes. These 12 3/4% Notes were issued under the same indenture that governs the old notes and the new notes that are the subject of the exchange offer. Pursuant to a tack-on provision in that indenture, in a subsequent series of privately negotiated transactions, we exchanged an additional $62.5 million of 11 1/4% Notes for the $50.0 million of old notes that we are offering to exchange pursuant to this prospectus. We now have $379.0 million aggregate principal amount of 11 1/4% Notes outstanding and $120.4 million aggregate principal amount of 12 3/4% Notes.

     Denny's Corporation and Denny's Holdings, Inc. are jointly obligated with respect to the 12 3/4% Notes. Because only Denny's Corporation is obligated with respect to the 11 1/4% Notes, the 12 3/4% Notes are structurally senior to the 11 1/4% Notes. The 11 1/4% Notes pay interest on January 15 and July 15 of each year and will expire on January 7, 2008. The 12 3/4% Notes pay interest on March 31 and September 30 of each year and will expire on September 30, 2007.

                                THE NEW NOTES

     The new notes will be issued under the indenture, dated April 15, 2002, among Denny's Corporation and Denny's Holdings, as issuers, and U.S. Bank National Association, as trustee. In this section of the prospectus, the term "issuers" refers to Denny's Corporation and Denny's Holdings, Inc.; the term "Denny's Corporation" refers only to Denny's Corporation (formerly Advantica Restaurant Group, Inc.); and the term "Denny's Holdings" refers only to Denny's Holdings, Inc. The terms of the new notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the indenture. The new notes will be subject to all of these terms, and holders of the new notes are referred to the indenture and the Trust Indenture Act for a statement thereof. The following is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the new notes. Copies of the indenture and the form of the new notes will be filed as exhibits to our registration statement filed with the SEC that contains this prospectus.

General

     The new notes will be issued only in registered form without coupons in denominations of $1,000 or multiples thereof. New notes, in an aggregate principal amount not to exceed $50 million, the amount permitted to be issued under the indenture pursuant to this exchange offer, may be executed by the issuers and delivered to the trustee for authentication, and the trustee will then authenticate and deliver the new notes to or upon the written order of the issuers, as provided in the indenture. Principal of, premium, if any, and interest on the new notes will be payable, and the new notes will be transferable and exchangeable, at the corporate trust office or agency of the trustee in The Borough of Manhattan, The City of New York, maintained for such purposes. In addition, interest may be paid, at the option of the issuers, by wire transfer or check mailed to the person entitled thereto as shown on the register for the new notes.

     An aggregate of up to $50.0 million principal amount of new notes is being offered in the exchange offer. There are currently issued and outstanding under the indenture $120.4 million in aggregate principal amount of 12 3/4% senior notes due 2007, which are subject to the same terms and conditions as the new notes and which consist of (i) the $50 million in aggregate principal amount of unregistered notes for which the registered new notes are offered in exchange pursuant to this prospectus and (ii) $70.4 million in aggregate principal amount of 12 3/4% senior notes due 2007 originally issued under the indenture as of April 15, 2002, referred to in this section as the "original notes". The original notes, which will remain outstanding following the completion of this exchange offer, and the new notes will constitute part of the same series of securities and will vote together as a series on all matters. Except where the context otherwise requires, all references to the new notes in this section includes the original notes.

     The new notes will be senior unsecured obligations of the issuers and will be equal in right of payment to all Senior Indebtedness of the issuers. Interest on the new notes will accrue at a rate equal to 12 3/4% per annum, payable in arrears on each March 31 and September 30, commencing March 31, 2003, until maturity, to holders of record of new notes at the close of business on each March 15 and September 15 next preceding the interest payment date. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The new notes will mature September 30, 2007.

Optional Redemption

     Except as provided below, the new notes may not be redeemed at the option of the issuers prior to September 30, 2004. On and after September 30, 2004, the new notes will be redeemable, in whole or in part, at the option of the issuers, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on September 30 of the years indicated below:

     Year                                                            Percentage
     ----                                                            ----------
     2004......................................................       106.3750%
     2005......................................................       103.1875%
     2006 and thereafter.......................................       100.0000%

provided that, if the date fixed for redemption is on an interest payment date, then the interest payable on such date shall be paid to the holder of record on the March 15 or September 15 next preceding such interest payment date. Notwithstanding the foregoing, prior to September 30, 2004, the issuers may redeem up to 35% of the aggregate principal amount of new notes outstanding on the date of the indenture at a redemption price (expressed as a percentage of the principal amount) of 112.75%, plus accrued and unpaid interest, if any, to the redemption date, from the net proceeds of any Public Offering.

Selection And Notice

     Notice of redemption shall be mailed at least 30 and not more than 60 days prior to the redemption date to each holder of new notes to be redeemed. In the event of a redemption of less than all of the new notes, the trustee shall select, in such manner as it shall deem appropriate and fair, but generally pro rata or by lot, which new notes shall be redeemed in whole or in part, and shall promptly notify the issuers in writing of the new notes selected for redemption. On and after the redemption date, interest ceases to accrue on the new notes or portions thereof called for redemption and all rights of the holder with respect to such redeemed new notes, except the right to payment of amounts payable on such redemption, shall cease.

Certain Definitions

     Set forth below (notwithstanding any other usage of terms in other sections of this prospectus) is a summary of certain of the defined terms used in the indenture (except only that we have modified the defined terms and references in this section to refer to Denny's Corporation by its current name rather than its former name, Advantica Restaurant Group, Inc.). Reference is made to the indenture for the full definitions of all terms set forth below and used in such indenture as well as for any other capitalized terms used in this section for which no definition is provided.

     "Acquisition Indebtedness" means Indebtedness of any person existing at the time such person becomes a Subsidiary of an issuer (or at the time such person is merged with or into a Subsidiary of an issuer), excluding Indebtedness of any Subsidiary of an issuer incurred in connection with, or in contemplation of, such person becoming a Subsidiary of such issuer.

     "Adjusted Consolidated Net Worth" means, with respect to any person as of any date, the Consolidated Net Worth of such person plus (1) the respective amounts reported on such person's most recent consolidated balance sheet with respect to any Preferred Stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such person upon issuance of such Preferred Stock or of securities converted into such Preferred Stock, excluding (2) any amount reflecting any equity adjustment resulting from a foreign currency translation on a consolidated balance sheet of such person, but only to the extent not excluded in calculating Consolidated Net Worth of such person, plus (3) any gain realized upon the sale or other disposition of any Business Segment to the extent such gains do not exceed the sum of the aggregate amount of any losses included (on a net after tax basis) in the computation of Consolidated Net Worth.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, beneficial ownership of 10% or more of the voting common equity of a person shall be deemed to be control unless ownership of a lesser amount may be deemed to be control under the Trust Indenture Act.

     "Asset Segment" means (1) Denny's Holdings, or (2) any Subsidiary, group of Subsidiaries or group of assets (other than inventory held for sale in the ordinary course of business) of an issuer or its Subsidiaries which (A) accounts for at least 20 percent of the total assets of such issuer and its Subsidiaries on a consolidated basis as of the end of the last fiscal quarter immediately preceding the date for which such determination is being made or (B) accounts for at least 20 percent of the income from continuing operations before income taxes, extraordinary items and cumulative effects of changes in accounting principles of such issuer and its Subsidiaries on a consolidated basis for the four full fiscal quarters immediately preceding the date for which such calculation is being made.

     "Business Segment" means (1) each Significant Subsidiary of an issuer, (2) the Equity Interests of any of an issuer's Subsidiaries or (3) any group of assets of an issuer or any of its Subsidiaries, whether now owned or hereafter acquired; provided, in each case, that the sale (other than the sale of inventory in the ordinary course of business), lease, conveyance or other disposition of such Significant Subsidiary, Equity Interests or group of assets, as the case may be, either in a single transaction or group of related transactions that are part of a common plan, results in Net Proceeds to such issuer or any of its Subsidiaries of $50 million or more.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

     "Cash Equivalents" means (1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (2) time deposits and certificates of deposit with a maturity date not more than one year from the date of acquisition issued by any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million or a commercial bank organized under the laws of any other country that is a member of the Office for Economic Cooperation and Development and having total assets in excess of $500 million, (3) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (2) above, (4) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (5) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

     "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Consolidated Fixed Charges" means, with respect to any person for a given period, (1) consolidated interest expense of such person and its consolidated Subsidiaries to the extent deducted in computing Consolidated Net Income of such person (including, without limitation, amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases, but excluding deferred financing costs existing immediately after the date of the indenture and the amortization thereof), plus (2) the amount of all cash dividend payments on any series of Preferred Stock of such person; provided that if, during such period, (1) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of an issuer and its Subsidiaries, sales of the Capital Stock of, or any assets of, Unrestricted Subsidiaries), Consolidated Fixed Charges of such person and its Subsidiaries for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to the assets that are the subject of such asset sales for such period and (2) such person or any of its Subsidiaries has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made under the indenture, Consolidated Fixed Charges of such person and its Subsidiaries shall be calculated on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

     "Consolidated Net Income" means, with respect to any person for a given period, the aggregate of the Net Income of that person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles; provided that (1) the Net Income of any person that is not a Subsidiary of that person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to that person and its Subsidiaries, (2) the Net Income of any person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by that person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the lesser of (a) the amount of dividends or distributions paid to that person and its Subsidiaries and (b) the Net Income of such person, (3) the Net Income of any person acquired by that person and its Subsidiaries in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (4) with respect to an issuer, the Net Income (if positive) of any person that becomes a Subsidiary of such issuer after the date of the indenture shall be included only to the extent that the declaration or payment of dividends on Capital Stock or any similar distributions, by that Subsidiary to such issuer or to any other consolidated Subsidiary of such issuer, of such Net Income is at the time permitted under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations binding upon or applicable to that Subsidiary, provided that, if the exclusion from an otherwise positive Net Income of certain amounts pursuant to this clause (4) would cause such Net Income to be negative, then such Net Income shall be deemed to be zero.

     "Consolidated Net Worth" means, with respect to any person at any date of determination, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of such person and its Subsidiaries on a consolidated basis, each item to be determined in conformity with generally accepted accounting principles (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52), except that all effects of the application of Accounting Principles Board Opinions Nos. 16 and 17 and related interpretations shall be disregarded.

     "Credit Agent" means any person acting as managing agent (or in a similar capacity) under the Credit Agreement, or any successor thereto; provided that "Credit Agent" shall also mean any person acting as managing agent (or in a similar capacity) under any agreement pursuant to which the Credit Agreement is refunded or refinanced if such person is designated as such by each person that is at the time of such designation a Credit Agent; and provided further that if at any time there shall be more than one Credit Agent, then "Credit Agent" shall mean each such Credit Agent, and any notice, consent or waiver to be given by, action to be taken by, or notice to be given to, the Credit Agent shall be given or taken by, or given to, each such Credit Agent.

     "Credit Agreement" means the Credit Agreement, dated as of January 7, 1998, among Denny's, Inc., El Pollo Loco, Inc., Flagstar Enterprises, Inc., Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as borrowers, Denny's Corporation as a guarantor, the lenders named therein, and The Chase Manhattan Bank, as administrative agent, as amended through and including the date of the indenture, including any and all related notes, collateral and security documents, instruments and agreements executed in connection therewith (including, without limitation, all Loan Documents (as defined in such Credit Agreement)) and all obligations of Denny's Corporation and its Subsidiaries incurred thereunder or in respect thereof, and in each case as amended, supplemented, restructured or otherwise modified, extended or renewed and each other agreement pursuant to which any or all of the foregoing may be refunded or refinanced, from time to time.

     "Default" means any event that is, or after notice or passage of time would be, an Event of Default.

     "Denny's Corporation Group" means Denny's Corporation (formerly Advantica Restaurant Group, Inc.) and any Subsidiary of Denny's Corporation, other than Denny's Holdings or any Subsidiary of Denny's Holdings.

     "Denny's Holdings Group" means Denny's Holdings and any Subsidiary of Denny's Holdings.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorly redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the new notes.

     "EBITDA" means, with respect to any person and its consolidated Subsidiaries for a given period, the Consolidated Net Income of such person for such period plus, with respect to an issuer and its consolidated Subsidiaries,
(1) an amount equal to any net loss realized upon the sale or other disposition of any Business Segment (to the extent such loss was deducted in computing Consolidated Net Income), (2) any provision for taxes based on income or profits deducted in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof, (3) consolidated interest expense (including amortization of original issue discount and non-cash interest payments, all net payments and receipts in respect of Interest Rate Agreements and the interest component of capital leases) and (4) depreciation and amortization (including amortization of goodwill and deferred financing costs existing immediately after the date of the indenture and other intangibles) to the extent required under generally accepted accounting principles, all on a consolidated basis; provided that if, during such period,
(x) such person or any of its Subsidiaries shall have made any asset sales (other than, in the case of an issuer and its Subsidiaries, sales of the Capital Stock of, or any assets of, Unrestricted Subsidiaries), EBITDA of such person and its Subsidiaries for such period shall be reduced by an amount equal to the EBITDA directly attributable to the assets that are the subject of such asset sales for such period, and (y) such person or any of its Subsidiaries

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

has made any acquisition of assets or Capital Stock (occurring by merger or otherwise), including, without limitation, any acquisition of assets or Capital Stock occurring in connection with the transaction causing a calculation to be made under the indenture, EBITDA of such person and its Subsidiaries shall be calculated, excluding any expenses which in the good faith estimate of management of such person will be eliminated as a result of such acquisition, on a pro forma basis as if such acquisition of assets or Capital Stock (including the incurrence of any Indebtedness in connection with any such acquisition and the application of the proceeds thereof) took place on the first day of such period.

     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Excluded Property" means Denny's Corporation's corporate headquarters property located in Spartanburg, South Carolina.

     "Existing Indebtedness" means Indebtedness of an issuer or any of its Subsidiaries existing on the date of the indenture (other than Indebtedness under the Old Notes and the Credit Agreement).

     "Fixed Charge Coverage Ratio" means, with respect to any person for a given period, the ratio of the EBITDA of such person for such period to the Consolidated Fixed Charges of such person for such period.

     "FRD" means FRD Acquisition Co., a Delaware corporation, a wholly owned subsidiary of Denny's Corporation, and an Unrestricted Subsidiary under the indenture.

     "FRD Chapter 11Case" means the voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware, Case No. 01 0436 PJW, filed by FRD on February 14, 2002.

     "FRD Investment" means any Investment in FRD by either issuer or any of its Subsidiaries existing on the date of the indenture.

     "Indebtedness" means, with respect to any person at any date, without duplication, (1) all obligations of such person for borrowed money, (2) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments other than Interest Rate Agreements, (3) all reimbursement obligations and other liabilities of such person with respect to letters of credit issued for such person's account, (4) all obligations of such person to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (5) all obligations of such person as lessee in respect of capital lease obligations under capital leases and (6) all obligations of others of a nature described in any of clauses (1) Through
(5) above guaranteed by such person; provided that, in the case of clauses (1) through (5) above, Indebtedness shall include only obligations reported as liabilities in the financial statements of such person in accordance with generally accepted accounting principles.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement to or under which an issuer or any of its subsidiaries is or becomes a party or a beneficiary.

     "Investment" means any direct or indirect advance (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of any person or its subsidiaries), loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities issued by, any other person.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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

     "Mortgage Financing" means the incurrence by an issuer or any of its Subsidiaries of any Indebtedness secured by a mortgage or other Lien on real property acquired or improved by such issuer or any such Subsidiary after the date of the indenture.

     "Mortgage Financing Proceeds" means, with respect to any Mortgage Financing, the aggregate amount of cash proceeds received or receivable by an issuer or any of its Subsidiaries in connection with such financing after deducting therefrom brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Financing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate of such issuer or its Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Mortgage Refinancing" means the incurrence by an issuer or any of its Subsidiaries of any Indebtedness secured by a mortgage or other Lien on real property subject to a mortgage or other Lien existing on the date of the indenture or created or incurred subsequent to the date hereof as permitted hereby and owned by such issuer or any such Subsidiary.

     "Mortgage Refinancing Proceeds" means, with respect to any Mortgage Refinancing, the aggregate amount of cash proceeds received or receivable by an issuer or any of its Subsidiaries in connection with such refinancing after deducting therefrom the original mortgage amount of the underlying indebtedness refinanced therewith and brokerage commissions, legal fees, finder's fees, closing costs and other expenses incidental to such Mortgage Refinancing and the amount of taxes payable in connection with or as a result of such transaction, to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a person that is not an Affiliate of such issuer or its Subsidiaries and are properly attributable to such transaction or to the asset that is the subject thereof.

     "Net Income" of any person shall mean the net income (loss) of such person, determined in accordance with generally accepted accounting principles, excluding, however, (1) with respect to an issuer and its Subsidiaries, any gain or loss, together with any related provision for taxes on such gain or loss, realized upon the sale or other disposition (including, without limitation, dispositions pursuant to sale and leaseback transactions) of a Business Segment, and (2) any gain or loss realized upon the sale or other disposition by such person of any capital stock or marketable securities.

     "Net Proceeds" with respect to any Asset Sale, sale and leaseback transaction or sale or other disposition of a Business Segment, means (1) cash (freely convertible into U.S. dollars) received by an issuer or any of its Subsidiaries from such transaction, after (a) provision for all income or other taxes measured by or resulting from such transaction, (b) payment of all brokerage commissions and other expenses (including, without limitation, the payment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the provisions described in the first paragraph under "Certain Covenants- Limitation on Sale of Assets") to be paid as a result of such transaction) in connection with such transaction and (c) deduction of appropriate amounts to be provided by an issuer as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the asset disposed of in such transaction and retained by such issuer or its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and (2) promissory notes received by an issuer or any of its Subsidiaries in connection with such transaction upon the liquidation or conversion of such notes into cash.

     "Obligations" means, with respect to any Indebtedness or any Interest Rate Agreement, any principal, premium, interest (including, without limitation, interest, whether or not allowed, after the filing of a petition initiating certain bankruptcy proceedings), penalties, commissions, charges, expenses, fees, indemnifications, reimbursements and other liabilities or amounts payable under or in respect of the documentation governing such Indebtedness or such Interest Rate Agreement.

     "Old Notes" means any outstanding 11 1/4% senior notes due 2008 of Denny's Corporation issued pursuant to that certain indenture, dated as of January 7, 1998, by and between Denny's Corporation and U.S. Bank National Association (formerly, First Trust National Association), as Trustee..

     "Permitted Investments" means (1) Investments in cash (including major foreign currency or currency of a country in which an issuer or any of its Subsidiaries has operations) or Cash Equivalents, (2) with respect to each issuer and its Subsidiaries, Investments that are in persons at least a majority of whose revenues are derived from food service operations, ancillary operations or related activities and that have the purpose of furthering the food service operations of such issuer or any of its Subsidiaries (other than any Investment by any of the Denny's Holdings Group in any of the Denny's Corporation Group),
(3) advances to employees of Denny's Corporation

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

or its Subsidiaries not in excess of $5 million in the aggregate at any one time outstanding, (4) accounts receivable created or acquired in the ordinary course of business, (5) obligations or shares of stock received in connection with any good faith settlement or bankruptcy proceeding involving a claim relating to a Permitted Investment, (6) evidences of Indebtedness, obligations or other Investments not exceeding $5 million in the aggregate held at any one time by Denny's Corporation or any of its Subsidiaries and (7) currency swap agreements and other similar agreements designed to hedge against fluctuations in foreign exchange rates entered into in the ordinary course of business in connection with the operation of the business.

     "Permitted Payments to Denny's Corporation" means, without duplication, payments by any Subsidiary of Denny's Corporation to Denny's Corporation in an amount sufficient to enable Denny's Corporation to (a) pay reasonable and necessary operating expenses and other general corporate expenses of Denny's Corporation and its subsidiaries, (b) pay foreign, federal, state and local tax liabilities of Denny's Corporation and its current and former subsidiaries to the extent that Denny's Corporation has an obligation to pay such tax liabilities, the determination of which shall take into account any operating losses, net operating loss carryovers, and other tax attributes available to Denny's Corporation and its subsidiaries, (c) pay, as and when the same becomes due and payable, interest on the Old Notes, (d) pay, as and when the same becomes due and payable, (i) interest and (ii) principal at maturity (or as otherwise required pursuant to contractually scheduled principal payments, which, in the case of Existing Indebtedness are existing on the date of the indenture, and, in the case of Indebtedness incurred after the date of the indenture are existing on the date such Indebtedness is incurred), in each case on the Credit Agreement, any Existing Indebtedness and on any other Indebtedness incurred after the date of the indenture that was permitted to be incurred in accordance with the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Capital Stock" and (e) repurchase, redeem or otherwise acquire or retire for value, Equity Interests in Denny's Corporation in accordance with clause (3) of, and the Old Notes in accordance with clause (8) of, the covenant "Limitation on Restricted Payments." Notwithstanding anything herein to the contrary, any such payments made to Denny's Corporation pursuant hereto shall either be used by Denny's Corporation for the purpose such payment was made to Denny's Corporation within 90 days of Denny's Corporation's receipt of such payment or refunded to the party from whom Denny's Corporation received such payment; provided, however, that to the extent that any such payments have not been paid within such 90 day period, Denny's Corporation shall be entitled to retain an amount that shall not at any time exceed an aggregate of $250,000 for the purpose of making the payments described herein.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated) of such persons' stock which is preferred or has a preference with respect to the payment of dividends, or as to distributions upon any dissolution or liquidation over Equity Interests of any other class of such person whether now outstanding or issued after the date of the indenture.

     "Public Offering" means any underwritten public offering for cash pursuant to a registration statement filed with the Commission in accordance with the Securities Act of Capital Stock other than Disqualified Stock of Denny's Corporation or any of its Subsidiaries.

     "Restricted Investments" means (a) any Investment by any of the (i) Denny's Corporation Group in any person that is not a wholly owned Subsidiary of Denny's Corporation and (ii) Denny's Holdings Group in any person that is not a wholly owned Subsidiary of Denny's Holdings, or (b) other transfers of assets by any of the (i) Denny's Corporation Group to any Subsidiary or Affiliate of Denny's Corporation that is not a wholly owned Subsidiary of Denny's Corporation or (ii) Denny's Holdings Group to any Subsidiary or Affiliate of Denny's Holdings that is not a wholly owned Subsidiary of Denny's Holdings (other than any such other transfers of assets described in clause (b) above in transactions the terms of which are fair and reasonable to the transferor and are at least as favorable as the terms that could be obtained by the transferor in a comparable transaction made on an arms' length basis between unaffiliated parties, as conclusively determined, for any such transfer involving aggregate consideration in excess of $5 million, by a majority of the directors of Denny's Corporation or Denny's Holdings, as applicable, that are unaffiliated with the transferee or, if there are no such directors, by a majority of the directors of Denny's Corporation or Denny's Holdings, as applicable), except in each case for Permitted Investments and any such Investments existing on the date of the indenture.

     "Senior Indebtedness" means (1) all obligations of an issuer and its Subsidiaries now or hereafter existing under or in respect of the Credit Agreement, the Old Notes, and the new notes, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any bankruptcy, insolvency or similar proceeding, whether or not such interest is an allowable claim under such proceeding), penalties, commissions, charges, indemnifications, liabilities, reimbursement obligations in respect of letters of credit, fees, expenses or other amounts payable under or in respect of the Credit Agreement, the Old Notes and the new notes and all obligations and claims related thereto, (2) all Obligations of an issuer in respect of Interest Rate Agreements and (3) additional Indebtedness permitted by the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" (other than pursuant to clause (3) of the third paragraph thereof) which is not expressly by its terms subordinated to the new notes and all Obligations and claims related thereto; provided, that Senior Indebtedness shall not include (x) any Indebtedness of an issuer to any of its Subsidiaries or (y) Indebtedness incurred for the purchase of goods or services (other than services provided by the Credit Agent in connection with the Credit Agreement or any other party to an agreement evidencing Senior Indebtedness in connection with such agreement) obtained in the ordinary course of business. "Senior Indebtedness" under or in respect of the Credit Agreement, the Old Notes and the new notes shall continue to constitute Senior Indebtedness for all purposes of the indenture notwithstanding that such Senior Indebtedness or any obligations or claims in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles.

     "Significant Subsidiary" means any Subsidiary of an issuer that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date of the in denture) (excluding, except for the purposes of determining an Event of Default, subparagraph (c) of Rule 1-02 of Regulation S-X).

     "Subsidiary" of any person means any entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body of such entity are owned by such person directly and/or through one or more Subsidiaries of such person; provided that each Unrestricted Subsidiary shall be excluded from the definition of "Subsidiary."

     "Unrestricted Subsidiary" means (1) FRD, (2) any subsidiary of an issuer that at the time of determination is an Unrestricted Subsidiary (as designated by such issuer's board of directors, as provided below) and (3) any subsidiary of an Unrestricted Subsidiary. The board of directors of such issuer may designate any subsidiary of an issuer (including any Subsidiary and any newly acquired or newly formed subsidiary) to be an Unrestricted Subsidiary unless such subsidiary owns any Capital Stock of, or owns, or holds any lien on, any property of, any Subsidiary of such issuer (other than any subsidiary of the subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other Equity Interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by such issuer (b) such issuer certifies that such designation complies with the covenants described under "Certain Covenants- Limitation on Restricted Payments" and "Investments in Unrestricted Subsidiaries" and (c) each of (1) the subsidiary to be so designated and (2) its subsidiaries have not at the time of designation, and do not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of such issuer or any of its Subsidiaries. The board of directors of such issuer may designate any Unrestricted Subsidiary to be a Subsidiary; provided that, immediately after giving effect to such designation, Denny's Corporation could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Certain Covenants - Limitation on Additional Indebtedness and Issuance of Disqualified Stock" on a pro forma basis taking into account such designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the then outstanding aggregate principal amount of such Indebtedness into (2) the total of the product obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Certain Covenants

     Limitation on Restricted Payments. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly:

         (1) declare or pay any dividend or make any distribution on account of the Capital Stock or other Equity Interests of such issuer or any Subsidiary of Denny's Corporation or Denny's Holdings ((A) other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such issuer or such Subsidiary and (B) other than dividends or distributions payable by a Subsidiary (other than dividends or distributions payable by any of the Denny's Holdings

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


     Group to any of the Denny's Corporation Group) so long as, in the case of any dividend of distribution payable on any class or series of securities issued by a Subsidiary other than a wholly owned Subsidiary, such issuer or a Subsidiary of such issuer receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interest in such class or series of securities);

         (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of such issuer or any Subsidiary of Denny's Corporation or Denny's Holdings (other than any such Equity Interests (i) owned by Denny's Corporation or any of its Subsidiaries so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Corporation Group and
     (ii) owned by any of the Denny's Holdings Group so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Holdings Group);

         (3) voluntarily prepay any Old Notes or any Indebtedness that is subordinated to the new notes other than in connection with any (a) refinancing of such Indebtedness specifically permitted by the terms of the indenture, (b) Indebtedness between (i) Denny's Corporation and any of its Subsidiaries in the Denny's Corporation Group or between Subsidiaries in the Denny's Corporation Group, (ii) Denny's Holdings and any of its Subsidiaries in the Denny's Holdings Group or between Subsidiaries in the Denny's Holdings Group or (c) Indebtedness of any of the Denny's Corporation Group to any of the Denny's Holdings Group; or

         (4) make any Restricted Investments (other than an Investment in any Unrestricted Subsidiary)

(all such dividends, distributions, purchases, redemptions or other acquisitions, retirements, prepayments or Restricted Investments being collectively referred to as "Restricted Payments"), if, at the time of such Restricted Payment:

              (a) a Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof;

              (b) immediately after such Restricted Payment and after giving effect thereto on a pro forma basis, Denny's Corporation would not be able to incur $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below; or

              (c) such Restricted Payment, without duplication, together with
         (A) the aggregate of all other Restricted Payments (in each case valued, where other than cash, at their fair market value as of the date such Restricted Payment is made) made after the date of the indenture and (B) the amount by which the aggregate of all then outstanding Investments in Unrestricted Subsidiaries (other than the FRD Investment), calculated without giving effect to amounts included pursuant to clause (z)(2) below, exceeds $25 million, is greater than the sum of, without duplication: (v) 50% of the aggregate Consolidated Net Income of Denny's Holdings for the period (taken as one accounting period) from the beginning of the first quarter immediately after the date of the indenture to the end of its most recently ended fiscal quarter at the time of such Restricted Payment; provided that if such Consolidated Net Income for such period is less than zero, then minus 100% of the amount of such loss, plus (w) 100% of the aggregate amortization of goodwill and of excess reorganization value for the period specified in clause (v) above, plus (x) 100% of the aggregate net cash proceeds and the fair market value of marketable securities received by Denny's Holdings from the issue or sale, after the date of the indenture, of Capital Stock of Denny's Holdings (other than Capital Stock issued and sold to a Subsidiary of Denny's Holdings and other than Disqualified Stock), or any Indebtedness or other security convertible into any such Capital Stock that has been so converted plus
         (y) 100% of the aggregate amounts contributed to the capital of Denny's Holdings after the date of the indenture plus (z) 100% of the aggregate amounts received in cash and the fair market value of marketable securities (other than Restricted Investments) received from (1) the sale or other disposition of Restricted Investments made after the date of the indenture by Denny's Holdings and its Subsidiaries or (2) the sale of the stock of an Unrestricted Subsidiary or the sale of all or substantially all of the assets of an Unrestricted Subsidiary to the extent that a liquidating dividend is paid to Denny's Holdings or any Subsidiary of Denny's Holdings from the proceeds of such sale (in each case, other than to the extent of the FRD Investment and only to the extent that such amounts were not applied to reduce the aggregate amount of all outstanding Investments in Unrestricted Subsidiaries for purposes of calculating the aggregate amount of all such Investments in
         (B) above); provided, that no such amounts shall be included pursuant to clause (x) or (y) above to the extent that the proceeds (including by exchange) from any such issuance, sale or contribution were used as provided in clause (2), (4) or (5) in the next succeeding paragraph. For purposes of this

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

         clause (c), the fair market value of property other than cash shall be conclusively determined in good faith by the board of directors of Denny's Holdings.

     Notwithstanding the foregoing, the indenture permits:

         (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the indenture;

         (2) the retirement of any shares of Capital Stock of an issuer in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of such issuer) of, other shares of such issuer's Capital Stock, other than any Disqualified Stock;

         (3) payments for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests in Denny's Corporation issued to members of management of Denny's Corporation and its Subsidiaries pursuant to subscription and option agreements in effect on the date of the indenture and Equity Interests in Denny's Corporation issued to future members of management pursuant to subscription agreements executed subsequent to the date of the indenture, containing provisions for the repurchase of such Equity Interests upon death, disability or termination of employment of such persons which are substantially identical to those contained in the subscription agreements in effect on the date of the indenture; provided that the amount of such dividends or distributions, after the date of the indenture, in the aggregate will not exceed the sum of (A) $5 million plus (B) the cash proceeds from any reissuance of such Equity Interests by Denny's Corporation to members of management of Denny's Corporation and its Subsidiaries;

         (4) the repurchase, redemption or other acquisition or retirement for value of any Indebtedness of an issuer that is subordinated in right of payment to the new notes in exchange for or with the proceeds of the issuance of shares of such issuer's Equity Interests (other than Disqualified Stock);

         (5) the redemption, repurchase or retirement for value of any Indebtedness of an issuer that is subordinated to the new notes (A) with the proceeds of, or in exchange for, Indebtedness incurred pursuant to clause (2) of the third paragraph under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below or (B) if, after giving effect to such redemption, repurchase or retirement, Denny's Corporation could incur at least $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" below;

         (6) the purchase, redemption or other acquisition or retirement for value of Equity Interests of any Subsidiary of Denny's Corporation (other than any such Equity Interests (i) owned by Denny's Corporation or any of its Subsidiaries so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Corporation Group and (ii) owned by any of the Denny's Holdings Group so purchased, redeemed or otherwise acquired or retired for value by any of the Denny's Holdings Group) in an aggregate cumulative amount not to exceed $5 million annually;

         (7) so long as no Default or Event of Default shall have occurred and be continuing, Permitted Payments to Denny's Corporation; and

         (8) after the date on which a bankruptcy court enters an order closing the FRD Chapter 11 Case, the repurchase, redemption or other acquisition or retirement for value of Old Notes by Denny's Corporation for consideration in an aggregate amount not to exceed an amount, not less than $50 million, equal to the sum of $50 million plus 50% of the difference between $160 million and the amount of Old Notes tendered and accepted in exchange for the original notes on April 15, 2002; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of any such repurchase, redemption or other acquisition or retirement;

provided, that in determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the first paragraph of this covenant,
(x) no amounts expended under clauses (2), (4), or (5) of this paragraph shall be included, (y) 100% of the amounts expended under clauses (3), (6), (7) and
(8) of this paragraph shall be included, and (z) 100% of the amounts expended under clause (1), to the extent not included under subclauses (x) or (y) of this proviso, shall be included.

     Limitation on Additional Indebtedness and Issuance of Disqualified Stock. The indenture provides that (1) each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume or guarantee any Indebtedness (other than (A) Indebtedness (a) owing from any of the Denny's Holdings Group payable to any of the Denny's Corporation Group; (b) between Denny's Holdings and a Subsidiary of Denny's Holdings; (c) between Subsidiaries of Denny's Holdings; (d) between Denny's Corporation and a Subsidiary of Denny's Corporation in the Denny's Corporation Group; or (e) between Subsidiaries of the Denny's Corporation Group; and (B) guarantees by Denny's Corporation or any Subsidiary of Denny's Corporation of Indebtedness of any of the Denny's Holdings Group or guarantees by any Subsidiary in the Denny's Corporation Group of Indebtedness of any of the Denny's Corporation Group) and
(2) neither issuer will issue any Disqualified Stock, unless (a) such Indebtedness or Disqualified Stock is either Acquisition Indebtedness or is created, incurred, issued, assumed or guaranteed by such issuer and not a Subsidiary of such issuer and (b) Denny's Corporation's Fixed Charge Coverage Ratio for the four full fiscal quarters last preceding the date such additional Indebtedness is created, incurred, assumed or guaranteed, or such additional stock is issued, would have been at least 2.25:1, determined on a pro forma basis (including a pro forma application of the net proceeds of such Indebtedness or such issuance of stock) as if the additional Indebtedness had been created, incurred, assumed or guaranteed, or such additional stock had been issued, at the beginning of such four-quarter period.

     The foregoing limitations will not apply to the incurrence by an issuer or any of its Subsidiaries of any Indebtedness pursuant to the Credit Agreement; provided, however, that the principal amount of such Indebtedness incurred and outstanding at any time pursuant to the Credit Agreement (including any Indebtedness incurred to refund or refinance such Indebtedness) for this purpose will not exceed the greater of $250 million and the aggregate amount of the commitments under the Credit Agreement on the date of the indenture.

     In addition, the foregoing limitations notwithstanding,

         (1) Denny's Corporation or any of its Subsidiaries may create, incur, issue, assume or guarantee Indebtedness pursuant to the Credit Agreement or otherwise, (a) in connection with or arising out of Mortgage Financings, Mortgage Refinancings and sale and lease-back transactions; provided that the Mortgage Financing Proceeds, Mortgage Refinancing Proceeds (excluding any Mortgage Refinancing Proceeds received in connection with any refinancing of any Indebtedness secured by a mortgage or Lien on the Excluded Property) or Net Proceeds, as the case may be, incurred, assumed or created in connection therewith are used to pay any outstanding Senior Indebtedness, and provided further that any amounts used to repay Indebtedness outstanding under the Old Notes shall be applied only as and when permitted under the covenant "Limitation on Restricted Payments", (b) constituting purchase money obligations for property acquired in the ordinary course of business or other similar financing transactions (including, without limitation, in connection with Mortgage Financings and Mortgage Refinancings as and to the extent permitted in clause (a) above); provided that, in the case of Indebtedness exceeding $2 million for any such obligation or transaction, such Indebtedness exists at the date of the purchase or transaction or is created within 180 days thereafter, (c) constituting capital lease obligations, (d) constituting reimbursement obligations with respect to letters of credit, including, without limitation, letters of credit in respect of workers' compensation claims issued for the account of an issuer or a Subsidiary of an issuer in the ordinary course of its business, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (e) constituting additional Indebtedness in an aggregate principal amount (including any Indebtedness incurred to refund or refinance such Indebtedness) at any one time outstanding of up to $179,611,000 (which is equal to the difference between $250 million and the aggregate principal amount of original notes issued on April 15, 2002), whether incurred under the Credit Agreement or otherwise, provided, however that no more than $50 million of such additional Indebtedness incurred pursuant to this subclause
     (e) shall be secured by a consensual Lien or be secured by Denny's Corporation or any Subsidiary of Denny's Corporation other than Denny's Holdings, (f) constituting Indebtedness secured by the Excluded Property, and (g) constituting Existing Indebtedness and permitted refinancings thereof in accordance with clause (2) of this paragraph;

         (2) an issuer or any Subsidiary of an issuer may create, incur, issue, assume or guarantee any Indebtedness that serves to refund, refinance or restructure the new notes, Existing Indebtedness or any other Indebtedness incurred as permitted under the indenture, or any Indebtedness issued to so refund, refinance or restructure such Indebtedness, in an amount equal to or less than the Indebtedness being so refunded, refinanced or restructured, including additional Indebtedness incurred to pay premiums and fees in connection therewith ("Refinancing Indebtedness"), prior to its respective maturity; provided, however, that such Refinancing Indebtedness is incurred by the obligor on the Indebtedness being refinanced and (a) bears an interest rate per annum that is equal to or less than the interest rate per annum then payable under such Indebtedness being refunded or refinanced (calculated in accordance with any formula set forth in the documents evidencing any such Indebtedness) unless such Refinancing Indebtedness is incurred, created or assumed within twelve months of the scheduled maturity of the Indebtedness being refinanced,
     (b) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of such Indebtedness being refunded or refinanced, and (c) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated to the new notes, such refinancing indebtedness is subordinated to the new notes at least to the same extent as the Indebtedness being refinanced or refunded, and provided further that subclauses (a), (b) and (c) of this clause (2) will not apply to any refunding or refinancing of any Senior Indebtedness; and

         (3) any nonconsolidated subsidiary of an issuer created after the date of the indenture may create, incur, issue, assume, guarantee or otherwise become liable with respect to any additional Indebtedness; provided that such Indebtedness is nonrecourse to any issuer and its consolidated subsidiaries, and the issuers and their consolidated Subsidiaries have no liability with respect to such additional Indebtedness.

     Limitation on Liens. The indenture provides that, subject to certain exceptions, each issuer shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any asset now owned or hereafter acquired, except with respect to (a) Liens securing or arising under or in connection with any Indebtedness of an issuer not expressly by its terms subordinate or junior in right of payment to any other Indebtedness of such issuer; (b) Liens existing on the date of the indenture; (c) Liens permitted by or required pursuant to the Credit Agreement;
(d) Liens relating to judgments to the extent such judgments do not give rise to specified Events of Default; (e) Liens arising under or in connection with the satisfaction and discharge of the indenture; (f) Liens incurred in the ordinary course of business so long as the Indebtedness secured by such Lien does not exceed $5 million at any one time outstanding; (g) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which either issuer or a Subsidiary of either issuer shall have set aside on its books such reserves as may be required pursuant to generally accepted accounting principles; (h) Liens incurred or pledges and deposits in connection with workers' compensation, unemployment insurance and other social security benefits, or securing performance bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, incurred in the ordinary course of business; (i) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's and vendors' Liens, incurred in good faith in the ordinary course of business; (j) zoning restrictions, easements of licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto of any of the Denny's Holdings Group which do not in the aggregate materially detract from the value of the property or assets of the Denny's Holdings Group, taken as a whole, or of any of the Denny's Corporation Group which do not in the aggregate materially detract from the value of the property or assets the Denny's Corporation Group, taken as a whole, or materially impair the operation of the business of, as applicable, either the Denny's Holdings Group, taken as a whole, or the Denny's Corporation Group, taken as a whole; (k) Liens created by Subsidiaries in the Denny's Holdings Group to secure Indebtedness of such Subsidiaries to any of Denny's Holdings Group or Liens created by Subsidiaries in the Denny's Corporation Group to secure Indebtedness of such Subsidiaries to any of the Denny's Corporation Group or the Denny's Holdings Group; (l) pledges of or Liens on raw materials or on manufactured products as security for any drafts or bills of exchange in connection with the importation of such raw materials or manufactured products in the ordinary course of business; (m) a Lien on any assets (x) securing Indebtedness incurred or assumed pursuant to clause (b) or (c) or paragraph (1) of the covenant "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" for the purpose of financing all or any part of the cost of acquiring such asset or construction thereof or thereon or (y) existing on assets or businesses at the time of the acquisition thereof; (n) the Lien granted to the Trustee pursuant to the indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of either issuer; (o) Liens arising in connection with any Mortgage Financing or Mortgage Refinancing by either issuer or any of its Subsidiaries; (p) Liens securing reimbursement obligations with respect to letters of credit issued for the account of either issuer or any of its Subsidiaries in the ordinary course of business; (q) any Lien on the Excluded Property; (r) Liens securing an interest of a landlord in real property leases; and (s) Liens created in connection with the refinancing of any Indebtedness secured by Liens permitted to be incurred or to exist pursuant to the foregoing clauses; provided, however, that no additional assets are encumbered by such Liens in connection with such refinancing, unless permitted by clause (c) above or the immediately succeeding sentence. The indenture provides that, notwithstanding the foregoing, an issuer may create or assume any Lien upon its properties or assets if such issuer shall cause the new notes to be equally and ratably secured with all other Indebtedness secured by such Lien as long as such other Indebtedness shall be so secured. Notwithstanding anything in the indenture to the contrary, in no event shall any Lien be incurred (i) securing Indebtedness outstanding pursuant to the Old Notes or (ii) on any assets of the Denny's Holdings Group securing Indebtedness of any of

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

the Denny's Corporation Group (other than such Indebtedness of any of the Denny's Corporation Group which is also Indebtedness of any of the Denny's Holdings Group).

     Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries (other than nonconsolidated subsidiaries) to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Subsidiary to (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by an issuer or any of its Subsidiaries or pay any Indebtedness owed to an issuer or any of its Subsidiaries, (2) make loans or advances to an issuer or any of its Subsidiaries or (3) transfer any of its properties or assets to an issuer or any of its Subsidiaries, except in each case for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) the indenture, (c) the Credit Agreement or any other agreement entered into in connection therewith or as contemplated thereby, (d) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of an issuer or any of its Subsidiaries, (e) any instrument governing Indebtedness of a person acquired by an issuer or any of its Subsidiaries at the time of such acquisition; provided that such Indebtedness is not incurred in connection with or in contemplation of such acquisition, (f) the Old Notes, Existing Indebtedness or other contractual obligation of an issuer or any of its Subsidiaries existing on the date of the indenture, (g) additional Indebtedness in an aggregate principal amount at any one time outstanding of up to $179,611,000 (which is equal to the difference between $250 million and the amount of original notes issued on April 15, 2002), (h) any amendment, modification, renewal, extension, replacement, refinancing or refunding of encumbrances or restrictions imposed pursuant to clauses (b), (c), (f) or (g) above; provided that the restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are no less favorable in all material respects to the holders of the new notes, (i) any Mortgage Financing or Mortgage Refinancing, (j) any Permitted Investment or (k) contracts for the sale of assets so long as such encumbrances or restrictions apply only to the assets to be sold pursuant thereto.

     Limitation on Sale of Assets. The indenture provides that neither issuer nor any of their respective Subsidiaries (other than nonconsolidated subsidiaries) will (A) (x) sell, lease, convey or otherwise dispose of, in any transaction or group of transactions that are a part of a common plan, all or substantially all of the assets or Capital Stock of any Asset Segment (provided that the sale, lease, conveyance or other disposition of all or substantially all of an issuer's assets will not be governed by this provision but rather by the provisions described under "--Merger, Consolidation or Sale of All or Substantially All Assets") or (y) issue or sell Equity Interests of any Asset Segment (each of the foregoing, an "Asset Sale") or (B) sell, lease, convey or otherwise dispose of any Business Segment, unless in each case, such issuer shall apply the Net Proceeds from such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment to one or more of the following in such combination as such issuer may choose: (1) an Investment in another asset or business in the same line of business as, or a line of business similar to that of, the line of business of Denny's Corporation and its Subsidiaries (other than in the case of any Asset Sale of an Asset Segment in any of the Denny's Holdings Group or any sale, lease, conveyance or other disposition of any Business Segment in any of the Denny's Holdings Group, any Investment by any of the Denny's Holdings Group in any of the Denny's Corporation Group) and such Investment occurs within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment, (2) a Net Proceeds Offer (defined below) expiring within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment or
(3) the purchase, redemption or other prepayment or repayment of outstanding Senior Indebtedness within 366 days of such Asset Sale or such sale, lease, conveyance or other disposition of a Business Segment, provided that any amounts used to repay Indebtedness outstanding under the Old Notes shall be applied only as and when permitted under the covenant "Limitation on Restricted Payments"; provided, however, that if the net amount not invested pursuant to clause (1) above or applied pursuant to clause (3) above is less than $15 million, such issuer shall not be further obligated to offer to repurchase new notes pursuant to clause (2) above. Notwithstanding the foregoing, the receipt of all proceeds of insurance paid on account of the loss of or damage to any Business Segment and awards of compensation for any such Business Segment taken by condemnation or eminent domain which result in net proceeds to such issuer of $50 million or more (excluding proceeds to be used for replacement of such Business Segment, provided that the trustee has received notice from such issuer within 90 days of such receipt of its intention to use such proceeds for such purpose) will be deemed an "Asset Sale." Notwithstanding anything herein to the contrary, the following will not be deemed an "Asset Sale" or a sale or other disposition of a Business Segment: (a) Permitted Investments, (b) sales, leases, conveyances or other dispositions of assets by (i) any of the Denny's Corporation Group to Denny's Corporation or any of its wholly owned Subsidiaries or (ii) any of the Denny's Holdings Group to Denny's Holdings, or (c) a Public Offering of any Subsidiary of Denny's Corporation, but only to the extent that the proceeds of which are used to redeem up to 35% of the aggregate principal amount of new notes as provided above under "Optional Redemption."

     For purposes of clause (2) of the preceding paragraph, the issuers shall apply the Net Proceeds of the Asset Sale or the sale, lease, conveyance or other disposition of a Business Segment to make a tender offer in accordance with applicable law (a "Net Proceeds Offer") to repurchase new notes at a price not less than 100% of the principal amount thereof, plus accrued and unpaid interest. Any Net Proceeds Offer shall be made by the issuers only if and to the extent permitted under, and subject to prior compliance with, the terms of any agreement governing Senior Indebtedness. If on the date any Net Proceeds Offer is commenced, securities of an issuer ranking pari passu in right of payment with the new notes are at the time outstanding, and the terms of such securities provide that a similar offer is to be made with respect thereto, then the Net Proceeds Offer for the new notes shall be made concurrently with such other offer, and securities of each issue shall be accepted pro rata in proportion to the aggregate principal amount of securities of each issue which the holders of securities of such issue elect to have repurchased. After the last date on which holders of the new notes are permitted to tender their new notes in a Net Proceeds Offer, the issuer that originally received the Net Proceeds shall not be restricted under this "Restrictions on Sale of Assets" covenant as to its use of any Net Proceeds available to make such Net Proceeds Offer (up to the amount of Net Proceeds that would have been used to repurchase new notes assuming 100% acceptance of the Net Proceeds Offer) but not used to repurchase new notes pursuant thereto.

     Notwithstanding any provision of the indenture to the contrary, for a period of 120 days after the last date on which holders of the new notes are permitted to tender their new notes in the Net Proceeds Offer, the issuer that originally received the Net Proceeds may use any Net Proceeds available to make such Net Proceeds Offer but not used to repurchase new notes pursuant thereto to purchase, redeem or otherwise acquire or retire for value any securities of such issuer ranking junior in right of payment to the new notes at a price, stated as a percentage of the principal or face amount of such junior securities, not greater than the price, stated as a percentage of the principal amount of the new notes, offered in the Net Proceeds Offer; provided that, if the Net Proceeds Offer is for a principal amount (the "Net Proceeds Offer Amount") of the new notes less than the aggregate principal amount of the new notes then outstanding, then the Net Proceeds available for use by such issuer for such a purchase, redemption or other acquisition or retirement for value of junior securities shall not exceed the Net Proceeds Offer Amount.

     Limitation on Transactions with Affiliates. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction with any Affiliate (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) involving aggregate consideration in excess of $5,000,000 for any one transaction, except for (1) transactions (including any investments, loans or advances by or to any Affiliate) in good faith the terms of which are fair and reasonable to such issuer or Subsidiary, as the case may be, and are at least as favorable as the terms that could be obtained by such issuer or Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis between unaffiliated parties (in each case as conclusively determined by a majority of the board of directors of Denny's Corporation or Denny's Holdings, as applicable, unaffiliated with such Affiliate or, if there are no such directors, as conclusively determined by a majority of the board of directors of Denny's Corporation or Denny's Holdings, as applicable), (2) transactions in which such issuer or any of its Subsidiaries, as the case may be, delivers to the holders of the new notes a written opinion of a nationally recognized investment banking firm stating that such transaction is fair to such issuer or Subsidiary, as the case may be, from a financial point of view, (3) transactions between such issuer and its Subsidiaries or between Subsidiaries of such issuer that are not otherwise prohibited by the covenant described under "Limitation on Restricted Payments," and (4) payments or loans to employees or consultants pursuant to employment or consultancy contracts which are approved by the board of directors of Denny's Corporation or Denny's Holdings, as applicable, in good faith.

     Investments in Unrestricted Subsidiaries. The indenture provides that each issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Investment in any Unrestricted Subsidiary unless (1) the amount of such Investment does not exceed the amount then permitted to be used to make a Restricted Payment pursuant to clause (c) of the first paragraph under "Limitation on Restricted Payments" above and (2) immediately after such Investment, and after giving effect thereto on a pro forma basis deducting from Net Income the amount of any Investment the issuers and Subsidiaries of the issuers have made in Unrestricted Subsidiaries during the four full fiscal quarters last preceding the date of such Investment, Denny's Corporation would be able to incur $1 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" above.

     Notwithstanding clauses (1) and (2) of the immediately preceding paragraph or any provision contained in the indenture to the contrary, the issuers and their Subsidiaries shall be permitted to make investments in Unrestricted Subsidiaries in an aggregate amount not to exceed $25 million (without regard to the FRD Investment) at any one time outstanding. The amount by which the aggregate of all Investments in Unrestricted Subsidiaries exceeds $25 million (without regard to the FRD

Investment) shall be counted in determining the aggregate permissible amount of Restricted Payments pursuant to clause (c) of the first paragraph under "Limitation on Restricted Payments" above. Neither issuer will permit any Unrestricted Subsidiary to become a Subsidiary, except pursuant to the last sentence of the definition of "Unrestricted Subsidiary."

     Merger, Consolidation or Sale of All or Substantially All Assets. The indenture provides that neither issuer will consolidate or merge with or into, or sell, transfer, lease or convey all or substantially all of its assets to, any person unless:

         (1) the person formed by or surviving any such consolidation or merger (if other than such issuer), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

         (2) the corporation formed by or surviving any such consolidation or merger (if other than such issuer), or to which such sale, transfer, lease or conveyance shall have been made, assumes all the obligations of such issuer pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee under the new notes and the indenture;

         (3) immediately after such transaction no Default or Event of Default exists;

         (4) such issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall have an Adjusted Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Adjusted Consolidated Net Worth of such issuer immediately preceding the transaction; provided, however, that clause (4) will not apply to any transaction where the consideration consists solely of common stock or other Equity Interests of such issuer or any surviving corporation and any liabilities of such person are not assumed by and are specifically non-recourse to such issuer or such surviving corporation; and

         (5) after giving effect to such transaction and immediately thereafter, such issuer or any corporation formed by or surviving any such consolidation or merger, or to which such sale, transfer, lease or conveyance shall have been made, shall be permitted to incur at least $1 of additional indebtedness as provided under clause (b) of the first paragraph under "Limitation on Additional Indebtedness and Issuance of Disqualified Stock" above if such provision were applicable to such entity.

     Future Subsidiary Guarantors. The indenture provides that each issuer will not permit any of its Subsidiaries to guarantee the payment of any Indebtedness of an issuer that is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of such issuer (a "Subordinated Indebtedness Guarantee"), unless (i) such Subsidiary executes and delivers a supplemental indenture evidencing its guarantee of such issuer's Obligations under the indenture and under the new notes on a substantially similar basis (the "Securities Guarantee") and (ii) the Securities Guarantee is senior in right of payment to such Subordinated Indebtedness Guarantee to the same extent as the new notes are senior in right of payment to such junior Indebtedness of such issuer; provided that if such Subordinated Indebtedness Guarantee ceases to exist for any reason, the Securities Guarantee shall thereupon automatically cease to exist. Notwithstanding anything herein to the contrary, in no event shall any Subsidiary of Denny's Corporation guarantee Indebtedness outstanding pursuant to the Old Notes.

Change Of Control

     The indenture provides that, if at any time

         (1) all or substantially all of an issuer's assets are sold as an e ntirety to any person or related group of persons,

         (2) an issuer is merged with or into another corporation or another corporation is merged with or into an issuer with the effect that immediately after such transaction the stockholders of such issuer immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the person surviving such transaction,

         (3) any person or related group of persons acquires a majority in interest of the total voting power or voting stock of an issuer,

         (4) the persons constituting the board of directors of Denny's Corporation on the date of the indenture or persons nominated or elected to the board of directors of Denny's Corporation by a majority vote of such directors (the "Continuing Directors") or by a majority vote of the Continuing Directors do not constitute a majority of the members of the board of directors of Denny's Corporation, or

         (5) Denny's Corporation shall cease to own, directly or indirectly, 100% of the Equity Interests of Denny's Holdings having ordinary voting power for the election of directors or other governing body, then, in any such case, the issuers will notify the holders of the new notes in writing of such occurrence and will make an offer to purchase in accordance with the terms of the indenture (the "Change of Control Offer") all new notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date; provided, however, that such repurchase will only occur if there has been no acceleration which has not been withdrawn or paid pursuant to the Credit Agreement prior to the time of notice of a Change of Control Offer.

     Prior to the mailing of the notice to holders provided for above, the issuers will (x) to the extent then repayable or prepayable, repay in full all Indebtedness under the Credit Agreement and, to the extent not then repayable or prepayable, offer to repay in full all such Indebtedness and to repay the Indebtedness of each lender under the Credit Agreement who has accepted such offer or (y) obtain the requisite consent under the Credit Agreement to permit the repurchase of the new notes. The issuers shall first comply with the proviso in the preceding sentence before they shall be required to repurchase the new notes pursuant to this covenant. The issuers will comply with all applicable tender offer rules (including without limitation Rule 14e-1 under the Exchange Act, if applicable) in the event that the repurchase option is triggered under the circumstances described herein. Not less than 30 or more than 60 days following any change of control, the issuers will mail a notice to each holder of any new notes stating, among other things, (a) that a change of control has occurred and that a change of control offer is being made as described in this provision, (b) the purchase price and the change of control payment date and (c) the instructions determined by the issuers, consistent with this provision, that a holder of the new notes must follow in order to have such holder's new notes repurchased.

Events Of Default And Remedies

     "Events of Default" under the indenture include:

         (1) default for 30 days in payment of interest on any of the new notes;

         (2) default in payment when due of principal, whether at maturity, upon redemption or otherwise;

         (3) failure by the issuers for 30 days after notice to comply with any other agreements or covenants in the indenture or the new notes;

         (4) default under any instrument governing any Indebtedness of an issuer or its Subsidiaries (other than (A) Indebtedness of any of the Denny's Corporation Group to any of the Denny's Corporation Group or Indebtedness of any of the Denny's Holdings Group to any of the Denny's Holdings Group or (B) Indebtedness of a nonconsolidated subsidiary of an issuer that is nonrecourse to such issuer or its consolidated Subsidiaries), if (a) either (x) such default results from the failure to pay principal upon the final maturity of such Indebtedness (after the expiration of any applicable grace period) or (y) as a result of such default the maturity of such Indebtedness has been accelerated prior to its final maturity, (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid upon its final maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, aggregates $30 million or more and (c) such default does not result from compliance with any applicable law or any court order or governmental decree to which such issuer or any of its Subsidiaries is subject;

         (5) failure by an issuer or any of its Subsidiaries to pay certain final judgments aggregating in excess of $10 million (net of amounts covered by insurance, treating any deductibles, self-insurance or retention as not so covered) which judgments remain undischarged for a period of 60 days after their entry by a competent tribunal; and

         (6) certain events of bankruptcy or insolvency.


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

     An Event of Default shall not be deemed to have occurred under clause (4) or (5) until the issuers shall have received written notice thereof from the trustee or the holders of at least 30% in principal amount of the new notes then outstanding.

     If an Event of Default, other than in respect of any events of bankruptcy or insolvency, occurs and is continuing with respect to the new notes, the trustee or the holders of at least 30% (or 25% in the case of an Event of Default with respect to payment of principal of or interest on the new notes) in principal amount of the new notes then outstanding may declare in writing 100% of the principal amount of, and any accrued and unpaid interest on, the new notes to be due and payable immediately; provided, however, that if any Senior Indebtedness is outstanding pursuant to the Credit Agreement, then all the new notes shall be due and payable upon the earlier of (x) the day that is five business days after the provision to the issuers and the Credit Agent of such written notice of acceleration unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Senior Indebtedness under the Credit Agreement. In the event of a declaration of acceleration because an event of default described in clause (4) of the immediately preceding paragraph has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such payment default is cured or waived or the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 60 days thereof and the trustee has received written notice of such cure, waiver or rescission and no other Event of Default described in clause (4) of the preceding paragraph has occurred and is continuing with respect to which 60 days have elapsed since the declaration of acceleration of the Indebtedness which is the subject thereof (without rescission of the declaration of acceleration of such indebtedness). Upon an Event of Default arising from certain events of bankruptcy or insolvency, the unpaid principal of and any accrued and unpaid interest on all the new notes will immediately become due and payable without further action or notice.

     Holders of the new notes may not enforce the indenture or the new notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the new notes then outstanding may direct the trustee in its exercise of any trust or power.

     The trustee may withhold from holders of the new notes notice of any continuing Default or Event of Default (except a default or event of default in payment of principal or interest) if it determines in good faith that withholding notice is in the interests of such holders.

     The holders of a majority in aggregate principal amount of the new notes then outstanding may on behalf of the holders of all of the new notes waive any past Default or Event of Default under the indenture and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on the new notes.

     The issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture, and, upon an officer of an issuer becoming aware of any event of default or of certain defaults, a statement specifying such event of default or default and what action the issuers are taking or propose to take with respect thereto.

Recourse Against Incorporators, Officers, Directors And Stockholders

     No recourse shall be had against any incorporator, officer, director or stockholder, as such, of Denny's Corporation or Denny's Holdings for any obligation under the new notes or the indenture, and each holder of the new notes by accepting a new note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new notes. Nothing in this provision limits the liability, if any, of any such incorporator, officer, director or stockholder, as such, under the federal securities laws.

Transfer And Exchange

     The issuers may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of new notes. No service charge will be made for any registration of transfer or exchange of the new notes.

     The trustee is not required to transfer or exchange any new notes selected for redemption except, in the case of any new note where public notice has been given that such new note is to be redeemed in part, the portion thereof not so to be redeemed. Also, the trustee is not required to transfer or exchange any new note for a period of 15 days before the mailing of a notice of redemption of new notes to be redeemed.

     The registered holder of a new note will be treated as its owner for all purposes.

Satisfaction And Discharge

     The indenture and the new notes provide that the indenture shall cease to be of further effect (except for specified rights of registration of transfer and exchange; the issuers' right of optional redemption; substitution of mutilated, defaced, destroyed, lost or stolen new notes; rights of holders to receive payments of principal and interest on the new notes; the rights, obligations and immunities of the trustee under the indenture; rights of note holders as beneficiaries of the indenture with respect to the property so deposited with the trustee payable to all or any of them; and the obligation of the issuers to maintain an office or agency for payment of the new notes), if at any time:

         (a) the issuers shall have paid or caused to be paid the principal of and interest on all of the new notes outstanding, as and when the same shall have become due and payable, or

         (b) the issuers shall have delivered to the trustee for cancellation all new notes previously authenticated (subject to specified exceptions), or

         (c) all new notes not previously cancelled or delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and the issuers shall deposit with the trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the new notes (other than any that have been destroyed, lost or stolen and have been replaced or paid as provided in the indenture) not previously cancelled or delivered to the trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case be, (but excluding, however, the amount of any moneys for the payment of principal of or interest on the new notes previously repaid to the issuers pursuant to specified provisions of the indenture or unclaimed property or similar laws), or

         (d) the issuers shall also pay or cause to be paid all other sums payable under the indenture by the issuers.

     In addition, the issuers must deliver an Officers' Certificate and an Opinion of Counsel to the trustee indicating that they have complied with all conditions precedent to obtaining satisfaction and discharge under this provision.

Defeasance

     The indenture and the new notes provide that the issuers will be deemed to be discharged from any and all obligations in respect of the new notes (except for certain obligations to register the transfer, substitution or exchange of new notes to replace stolen, lost or mutilated new notes and to maintain paying agencies, and except for the right of the holders of the new notes to receive payments of principal, premium, if any, and interest on the new notes from the defeasance trust, and the rights, obligations and immunities of the trustee) within 91 days after applicable conditions have been satisfied, or that the issuers may terminate their obligations under certain covenants in the indenture upon the satisfaction of applicable conditions, including, in either case, upon the deposit with the trustee, in trust, of money and/or U.S. Government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and each installment of interest on the new notes on the stated maturity of such payments or on a selected date of redemption in accordance with the terms of the indenture and the new notes. Such a trust may only be established if, among other things, the issuers have delivered to the trustee either (1) an opinion of counsel to the effect that holders of the new notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, discharge or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, discharge or covenant defeasance had not occurred or (2) a private letter ruling to such effect directed to the trustee received from the Internal Revenue Service.

Modification of Indenture

     With the consent of the holders of not less than a majority in aggregate principal amount of the new notes at the time outstanding, the issuers, when authorized by a resolution of their respective boards of directors, and the trustee may, from time to time and at any time, enter into an indenture or indentures supplemental to the indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the new notes; provided that no such supplemental indenture shall
(a) extend the final maturity of any new notes, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce the premium, if any, payable thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder to institute suit for the payment thereof, or waive a default in the payment of principal of, premium, if any, or interest on any new notes, change the currency of payment of principal of, premium, if any, or interest on any new notes, or modify any provision in the indenture with respect to the priority of the new notes in right of payment without the consent of the holder of each new note so affected, or (b) reduce the aforesaid percentage of new notes, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each new note then outstanding. The indenture also contains provisions permitting the issuers and the trustee to enter into supplemental indentures for certain limited purposes without the consent of any holders of the new notes.

Concerning the Trustee

     U.S. Bank National Association is acting as the trustee under the indenture and will be the paying and registrar for the new notes.

                 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

United States Tax Consequences

     Alston & Bird LLP, counsel to the issuers, has advised us that the following reflects its opinion as to the material United States federal income tax consequences associated with the exchange of the old notes for the new notes pursuant to the exchange offer and the ownership and disposition of the new notes. Except where noted, this discussion deals only with those holders who hold the old notes and new notes as capital assets and does not deal with special situations, such as those of brokers, dealers in securities or currencies, financial institutions, tax-exempt entities, insurance companies, persons liable for alternative minimum tax, United States persons whose functional currency is not the U.S. dollar, persons holding old notes or new notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, and traders in securities that elect to use a mark-to-market method of accounting for their securities holdings. The following summary does not address any state, local or non-United States tax consequences or United States federal tax consequences (such as estate or gift tax) other than those pertaining to the income tax.

     Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended, the treasury regulations promulgated thereunder, and administrative and judicial interpretations of the foregoing, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. Moreover, substantial uncertainty, resulting from a lack of definitive judicial or administrative authority and interpretation, exists with respect to various aspects of the exchange offer, as discussed below. This discussion represents our counsel's legal judgment, which will not be binding in any manner on the Internal Revenue Service or the courts. No ruling has been or will be requested from the IRS on any tax matters relating to the tax consequences of the exchange offer, and no assurance can be given that the IRS will not successfully challenge certain of the conclusions set forth below. This discussion does not address tax consequences of the purchase, ownership, or disposition of the new notes to holders of new notes other than those holders who acquired their new notes pursuant to the exchange offer. If a partnership holds the old notes or new notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships that hold old notes or will acquire new notes pursuant to the exchange offer should consult their own tax advisors.

     As used herein, the term U.S. Holder means a holder of old notes or new notes that is, for United States federal income tax purposes:

         (1) an individual who is a citizen or resident of the United States;

         (2) a corporation or partnership created or organized in or under the law of the United States or of any political subdivision thereof;

         (3) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

         (4) a trust if (a) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996, was treated as a United States person prior to that date, and elected to continue to be treated as a United States person.

     Each U.S. Holder and non-U.S. Holder should consult its tax advisor regarding the particular tax consequences to such holder of the exchange of the old notes for the new notes pursuant to the exchange offer, the ownership and disposition of the old notes and/or the new notes, as well as any tax consequences that may arise under the laws of any other relevant foreign, state, local, or other taxing jurisdiction.

U.S. Holders

     Exchange Offer

     The exchange of old notes for new notes should not be considered a taxable exchange for federal income tax purposes because the new notes should not constitute a material modification of the terms of the old notes. Accordingly, such exchange should have no federal income tax consequences to a U.S. Holder, and the basis of a U.S. Holder in a new note will be the same as the adjusted tax basis in the old note exchanged therefor.

     Payment of Interest

     Stated interest payable on the new notes generally will be included in the gross income of a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with such U.S. Holder's method of accounting for United States federal income tax purposes.

     Amortizable Bond Premium

     Generally, if the tax basis of a debt obligation exceeds its stated redemption price at maturity, the holder may elect to treat such excess as amortizable bond premium, in which case the amount required to be included in income each year with respect to interest on the obligation will be reduced by the amount of amortizable bond premium allocable to such year, determined on the basis of the obligation's yield to maturity. Any election to amortize bond premium applies to all taxable debt obligations held at the beginning of the first taxable year to which the election applies or acquired thereafter, and may not be revoked without the consent of the Internal Revenue Service.

     Sale, Exchange and Retirement of Notes

     A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, retirement at maturity, or other taxable disposition of the new notes equal to the difference between the amount realized by such holder (less an amount equal to any accrued and unpaid interest not previously included in income, which will be treated as ordinary interest income) and such holder's adjusted tax basis in the notes. The deductibility of capital losses may be subject to limitations.

     A U.S. Holder, other than an initial purchaser of the old notes, should be aware that a sale or other disposition of the new notes may be affected by the market discount provisions of the code. These rules generally provide that if a U.S. Holder of the old notes purchased such notes, subsequent to the original offering, at a market discount in excess of a statutorily defined de minimis amount, and thereafter recognizes gain upon a disposition (including a partial redemption) of the new notes received in exchange for such old notes, the lesser of such gain or the portion of the market discount that accrued while the old notes and the new notes were held by such holder will be treated as ordinary interest income at the time of disposition. The market discount rules also provide that a U.S. Holder who acquires the new notes at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry the new notes until the U.S. Holder disposes of such notes in a taxable transaction. If a U.S. Holder of the new notes elects to include market discount in income currently, neither of the foregoing rules would apply.

     Information Reporting and Backup Withholding

     In general, information reporting requirements will apply to payments of principal and interest on the new notes and to the proceeds of the sale of new notes made to U.S. Holders other than certain exempt recipients (such as corporations). A backup withholding tax will apply to such payments if the U.S. Holder fails to file a Form W-9, fails to provide a taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to certify foreign or other exempt status from backup withholding, or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Holders

     Subject to the discussion of backup withholding below, the interest income and gains that a non-U.S. Holder derives in respect of the old notes and the new notes generally will be exempt from United States federal income taxes, including withholding tax.

     Payments of interest or principal in respect of the new notes to a holder that is a non-U.S. Holder will not be subject to withholding of United States federal income tax, provided that, in the case of payments of interest:

     (1) the income is effectively connected with the conduct by such non-U.S. Holder of a trade or business carried on in the United States and the non-U.S. Holder complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting"); or

     (2) the non-U.S. Holder and/or each securities clearing organization, bank, or other financial institution that holds the new notes on behalf of such non-U.S. Holder in the ordinary course of its trade or business, in the chain between the non-U.S. Holder and the paying agent, complies with applicable identification requirements (described below under "Backup Withholding and Information Reporting") to establish that the holder is a non-U.S. Holder and in addition, that the following requirements of the portfolio interest exemption under the code are satisfied:

           o the non-U.S. Holder does not actually or constructively own 10% or more of the voting stock of Denny's Corporation or Denny's Holdings;

           o the non-U.S. Holder is not a controlled foreign corporation with respect to Denny's Corporation and Denny's Holdings; and the non-U.S. Holder is not a bank whose receipt of interest on the new notes is described in Section 881(c)(3)(A) of the code.

Any gain realized by a non-U.S. Holder on the sale or exchange of the new notes generally will be exempt from U.S. federal income tax, including withholding tax, unless:

         (1) such gain is effectively connected with the conduct of a trade or business in the United States (or if a tax treaty applies, such gain is attributable to a permanent establishment of the non-U.S. Holder);

         (2) in the case of a non-U.S. Holder that is an individual, such non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, or other disposition occurs; or

         (3) in the case of gain representing accrued interest, the requirements of the portfolio interest exemption are not satisfied.

     If the interest income paid on the new notes or gain recognized from a sale or exchange of the new notes is effectively connected with the conduct of a trade or business in the United States by a non-U.S. Holder, such non-U.S. holder will generally be taxed under the same rules that govern the taxation of a U.S. Holder. In addition, if such holder is a foreign corporation, it may be subject to an additional branch profits tax.

     Backup Withholding and Information Reporting

     Payment of the proceeds of a sale of a note or payment of interest will be subject to information reporting requirements and backup withholding tax unless the beneficial owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption provided that the paying agent does not actually know, or has reason to know, that the holder is actually a U.S. Holder). Recently promulgated treasury regulations provide certain presumptions under which a non-U.S. Holder will be subject to backup withholding and information reporting unless such holder certifies as to its non-U.S. status or otherwise establishes an exemption. In addition, the recent treasury regulations change certain procedural requirements related to establishing a holder's non-United States status. Non-U.S. Holders should consult with their tax advisors regarding the above issues.

     Any amounts withheld from a payment to a non-U.S. Holder under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

     Applicable identification requirements generally will be satisfied if there is delivered to a securities clearing organization either directly, or indirectly, by the appropriate filing of a Form W-8IMY:

         (1) IRS Form W-8BEN signed under penalties of perjury by the non-U.S. Holder, stating that such holder of the new notes is not a United
     States person and providing such non-U.S. Holder's name and address;

         (2) with respect to non-U.S. Holders of the new notes residing in a country that has a tax treaty with the United States who seek an exemption or reduced tax rate (depending on the treaty terms), Form W-8BEN. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the non-U.S. Holder qualifies under the portfolio interest rules set forth in the code and files a W-8BEN; or

         (3) with respect to interest income "effectively connected" with the conduct by such non-U.S. Holder of a trade or business carried on in the United States, Form W-8ECI;

provided that in any such case:

           o the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the United States withholding agent, otherwise required to withhold tax; and

           o none of the entities receiving the form has actual knowledge or reason to know that the holder is a U.S. Holder.

                                  LEGAL MATTERS

     Certain legal matters in connection with the exchange offer will be passed upon for us by Alston & Bird LLP, Charlotte, North Carolina.

                                     EXPERTS

     The financial statements as of December 27, 2000 and December 26, 2001, and for each of the three fiscal years in the period ended December 26, 2001 included and incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is included and incorporated by reference herein, and has been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Denny's Corporation

     Denny's Corporation is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

     Reference is also made to Section 145 of the DGCL, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers, directors, employees and agents in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer, director, employee or agent actually and reasonably incurs.

     Denny's Corporation's Restated Certificate of Incorporation and By-Laws provide for indemnification of its officers and directors to the full extent permitted under Delaware law. Specifically, Articles Sixth and Seventh of the Restated Certificate of Incorporation provide for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL and the elimination of liability of directors to the extent permitted by Section 102(b)(7) of the DGCL, and Article 5, Section 14 of the By-Laws provides for indemnification of officers and directors to the extent permitted by Section 145 of the DGCL. Consequently, Denny's Corporation maintains officers' and directors' liability insurance for the benefit of its officers and directors. The Employment Agreement dated as of January 7, 1998 between Denny's Corporation and James B. Adamson and the Employment Agreement dated January 2, 2001 between Denny's Corporation and Nelson J. Marchioli also provide for the indemnification of Messrs. Adamson and Marchioli by Denny's Corporation to the extent permitted by Delaware law and, in connection therewith, calls for the advancement of attorneys' fees and expenses (subject to repayment in certain circumstances).

     Denny's Holdings, Inc.

     Denny's Holdings, Inc. is a New York corporation. Article 7, Section 722 of the New York Business Corporation Law (the "Business Corporation Law") states that a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     Section 722 also states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     Officers and directors of Denny's Holdings, Inc. are covered by the officers' and directors' liability insurance maintained by Denny's Corporation. Officers and directors of Denny's Holdings, Inc. are also covered by the indemnification provisions of Denny's Corporation's Restated Certificate of Incorporation and By-Laws (as described above) by virtue of the fact that such persons are serving in such capacities at the request of the Denny's Corporation.

Item 21.  Exhibits and Financial Statement Schedules


     (a) Exhibits:

             Exhibit
             No.                              Description
             -------                          -----------

             2.1          -  Joint Plan of Reorganization of Flagstar Companies,
                             Inc. ("FCI"), and Flagstar Corporation
                             ("Flagstar"), as amended November 7, 1997 and as confirmed by order of the United States Bankruptcy Court for the District of South Carolina entered November 12, 1997 (incorporated by reference to
                             Exhibit 2.1 to FCI's Form 8-K, dated November 12,
                             1997).

             4.1          -  Indenture relating to the 111/4% Senior Notes
                             (including the form of security) dated as of January 7, 1998, between Denny's Corporation and First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Denny's Corporation's Form 8-K filed January 15, 1998 (the "1998 Form 8-K")).

             4.2          -  Warrant Agreement (including the form of warrant)
                             (incorporated by reference to Exhibit 10.1 to the Form 8-A of Denny's Corporation filed January 7, 1998 relating to Denny's Corporation's common stock warrants).

             4.3          -  Rights Agreement, dated as of December 15, 1998,
                             between Denny's Corporation and Continental
                             Stock Transfer and Trust Company, as Rights Agent (including Form of Right Certificate) (incorporated by reference to Exhibit 1 to the Form 8-A of Denny's Corporation filed December 15, 1998 relating to preferred stock purchase rights).

             4.4          -  Indenture dated April 15, 2002, relating to the
                             123/4% Senior Notes (including the form of security) among Denny's Corporation and Denny's Holdings, Inc. and U.S. Bank National
                             Association, as Trustee (incorporated by reference to Exhibit 4.6 of Denny's Corporation's Form
                             S-4/A filed December 28, 2001).

             5.1          -  Opinion of Alston & Bird LLP regarding
                             legality of the New Notes.

             8.1          -  Opinion of Alston & Bird LLP regarding tax
                             matters.


             10.1         -  Consent Order dated March 26, 1993 between the U.S.
                             Department of Justice, Flagstar
                             and Denny's, Inc.(incorporated by reference to Exhibit 10.42 to the Registration Statement on
                             Form S-2 (No.33-49843) of Flagstar (the "Form
                             S-2")).

             10.2         -  Fair Share Agreement dated July 1, 1993 between
                             Flagstar and the NAACP (incorporated by reference to Exhibit 10.43 to the Form S-2).

             10.3         -  Amended Consent Decree dated May 24, 1994
                             (incorporated by reference to Exhibit 10.50 to FCI's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K")).

             10.4         -  Consent Decree dated May 24, 1994 among certain
                             named claimants, individually and on behalf of all others similarly situated, Flagstar and Denny's, Inc. (incorporated by reference to Exhibit 10.51 to the 1994 Form 10-K).

             10.5         -  Employment Agreement, dated as of January 10,
                             1995, between FCI and James B. Adamson
                             (incorporated by reference to Exhibit 10.42 to the 1994 Form 10-K).

             10.6         -  Amendment to Employment Agreement, dated as of
                             February 27, 1995, between FCI and James B. Adamson (incorporated by reference to Exhibit 10.44 to the 1994 Form 10-K).

             10.7         -  Second Amendment to Employment Agreement, dated
                             December 31, 1996, between FCI and James B. Adamson (incorporated by reference to Exhibit 10.47 to FCI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

             10.8         -  Employment Agreement between Denny's Corporation
                             and James B. Adamson, amended and restated as of January 7, 1998 (incorporated by reference to
                             Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "1999 First Quarter Form 10-Q")).

             10.9         -  Addendum Agreement, dated April 7, 2000, between
                             Denny's Corporation and James B. Adamson
                             (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 29, 2000 (the "2000 First Quarter Form 10-Q")).

             10.10        -  Amendment, dated February 6, 2001, to Addendum
                             Agreement between Denny's Corporation and James B. Adamson dated April 7, 2000 (incorporated by reference to Exhibit 10.2 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 28, 2001 (the "2001 First Quarter Form 10-Q")).

             10.11        -  Form of Agreement dated December 3, 1997
                             providing certain retention incentives and severance benefits for company management (incorporated by reference to Exhibit 10.2 to the 1999 First Quarter Form 10-Q).

             10.12        -  Credit Agreement, dated January 7, 1998, among
                             Denny's, Inc., El Pollo Loco, Inc., Flagstar
                             Enterprises, Inc., Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as borrowers, Denny's Corporation, as a guarantor, the lenders named therein, and The Chase Manhattan Bank, as administrative agent (the "Advantica Credit Agreement") (incorporated by reference to Exhibit
                             10.1 to the 1998 Form 8-K).

             10.13        -  Amendment No. 1 and Waiver, dated as of March 16,
                             1998, relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.53 to the Registration Statement (No. 333-4581) of Denny's Corporation).

             10.14        -  Amendment No. 2 and Waiver, dated as of May 21,
                             1998, relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended July 1, 1998).

             10.15        -  Amendment No. 3 and Waiver, dated as of July 16,
                             1998, to the Advantica Credit Agreement
                             (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

             10.16        -  Amendment No. 4, dated as of November 12, 1998,
                             to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.35 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 30, 1998).

             10.17        -  Amendment No. 5, dated March 12, 1999, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.3 to the 1999 First Quarter Form 10-Q).

             10.18        -  Amendment No. 6, dated December 20, 1999, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.37 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 29, 1999).

             10.19        -  Amendment No. 7, dated as of June 20, 2000, to
                             the Advantica Credit Agreement (incorporated by reference to Exhibit 10.3 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 2000 (the "2000 Second Quarter Form 10-Q")).

             10.20        -  Amendment No. 8, dated as of December 26, 2000,
                             to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.26 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 27, 2000 (the "2000 Form 10-K")).

             10.21        -  Amendment No. 9, dated October 18, 2001, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.29 to Denny's Corporation's 2001 S-4/A filed December 28, 2001).

             10.22        -  Waiver and Agreement, dated as of June 12, 2002
                             (Amendment No. 10) to the Advantica Credit
                             Agreement (incorporated by reference to Exhibit
                             10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended September 26, 2001 (the "2001 Third Quarter Form 10-Q")).

             10.23        -  Waiver and Agreement, dated as of June 27, 2002
                             (Amendment No. 11) to the Advantica Credit
                             Agreement (incorporated by reference to Exhibit
                             10.2 to the 2001 Third Quarter Form 10-Q).

             10.24        -  Denny's Corporation's Director Stock Option Plan,
                             as adopted January 28, 1998 and amended through January 24, 2001 (incorporated by reference to
                             Exhibit 10.1 to the 2001 First Quarter 10-Q).

             10.25        -  Merger Amendment, dated March 15, 1999, to the
                             Denny's Corporation' Stock Option Plan and the Denny's Corporation's Officer Stock Option Plan (incorporated by reference to Exhibit 10.4 to the 1999 First Quarter Form 10-Q).

             10.26        -  Denny's Corporation's Stock Option Plan as
                             amended through May 19, 1999 (incorporated by reference to Exhibit 10.2 to the 2000 Second Quarter Form 10-Q).

             10.27        -  Form of Agreement, dated February 9, 2000,
                             providing certain retention incentives and severance benefits for company management (incorporated by reference to Exhibit 10.2 to the 2000 First Quarter Form 10-Q).

             10.28        -  Employment Agreement dated January 2, 2001 between
                             Denny's Corporation and Nelson J. Marchioli.
                             (incorporated by reference to Exhibit 10.3 to the 2001 First Quarter Form 10-Q).

             10.29        -  Stipulation and Agreement of Settlement, dated
                             February 19, 2002, by and among FRD, the Creditors Committee, Denny's Corporation, Denny's, Inc., FRI-M Corporation, Coco's and Carrows, and as filed with the Bankruptcy Court on February 19, 2002 (incorporated by reference to Exhibit 99.1 to Denny's Corporation's Form 8-K dated February 19,
                             2001).

             10.30*       -  Form of Note Exchange and Registration Rights
                             Agreement entered into among Denny's Corporation, Denny's Holdings, Inc. and each holder of old notes.


             10.31        -  Credit Agreement, dated as of December 16, 2002,
                             among Denny's, Inc. and Denny's Realty, Inc., as borrowers, Denny's Corporation, Denny's Holdings, Inc. and DFO, Inc., as guarantors, the lenders named therein, JPMorgan Chase Bank, as administrative agent, Foothill Capital Corporation, as syndication agent, and J.P. Morgan Securities Inc., as sole advisor, sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 99.1 to Denny's Corporation's Form 8-K dated December 19, 2002).

             10.32        -  Guarantee and Collateral Agreement, dated as of
                             December 16, 2002, among Denny's Corporation, Denny's Holdings, Inc., Denny's, Inc., Denny's Realty, Inc. and each other subsidiary loan party and JPMorgan Chase Bank, as collateral agent (incorporated by reference to Exhibit 99.2 to Denny's Corporation's Form 8-K dated December 19,
                             2002).

             12.1         -  Computation of Ratio of Earnings to Fixed Charges

             13.1*        -  Denny's Corporation's Quarterly Report on Form
                             10-Q for the quarter ended September 25, 2002.


             21.1         -  Subsidiaries of Denny's Corporation (incorporated
                             by reference to Exhibit 21 to Denny's Annual
                             Report on Form 10-K for the year ended December 26, 2001).

             23.1         -  Consent of Deloitte & Touche LLP.

             23.2         -  Consent of Alston & Bird LLP (included in Exhibits
                             5.1 and 8.1).


             24.1*        -  Powers of Attorney for the directors and officers
                             of Denny's Corporation and Denny's Holdings,
                             Inc.


             25.1         -  Statement of Eligibility of Trustee on Form T-1
                             (incorporated by reference to Exhibit 25.1 of Denny's Corporation's Form S-4/A filed December 6,
                             2001).

             99.1         -  Form of Letter of Transmittal for the Old Notes.

             99.2*        -  Form of Notice of Guaranteed Delivery for the Old
                             Notes.

             99.3*        -  Form of Guidelines for Certification of Taxpayer
                             Identification Number or Substitute Form W-9.




* Previously filed.

     (b) Financial Statement Schedules:

     None.

Item 22.  Undertakings

     Each of the undersigned Registrants hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina and the City of New York, State of New York, respectively, on January 8, 2003.



                                              DENNY'S CORPORATION


                                              By: /s/ Rhonda J. Parish
                                                  ---------------------
                                                  Rhonda J. Parish
                                                  Executive Vice President,
                                                  General Counsel and Secretary



                                              DENNY'S HOLDINGS, INC.

                                              By: /s/ James H. Allyn
                                                  --------------------
                                                  James H. Allyn
                                                  Vice President and Secretary

                               DENNY'S CORPORATION



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2003.


                              Signature                                                      Title


                              *                                    President and Chief Executive Officer, Director
    ----------------------------------------------------------       (Principal Executive Officer)
                         Nelson J. Marchioli

                              *                                    Senior Vice President (Principal Financial Officer
    ----------------------------------------------------------       and Principal Accounting Officer)
                           Andrew F. Green

                              *                                    Director
    ----------------------------------------------------------
                           Vera K. Farris

                              *                                    Director
    ----------------------------------------------------------
                           Darrell Jackson

                              *                                    Director
    ----------------------------------------------------------
                           Robert E. Marks

                              *                                    Director
    ----------------------------------------------------------
                        Lloyd I. Miller, III

                              *                                    Director
    ----------------------------------------------------------
                          Charles F. Moran

                              *                                    Director
    ----------------------------------------------------------
                        Elizabeth A. Sanders

                              *                                    Director
    ----------------------------------------------------------
                         Donald R. Shepherd

                              *                                    Director
    ----------------------------------------------------------
                            Raul R. Tapia

* The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors and filed herewith.



                                                           /s/ Rhonda J. Parish
                                                           --------------------
                                                           Rhonda J. Parish
                                                           Attorney-in-Fact



                                       II-8


                             DENNY'S HOLDINGS, INC.


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 8, 2003.

                              Signature                                                       Title


                              *                                       President and Treasurer, Director (Principal Executive
    ----------------------------------------------------------        Officer, Principal Financial Officer and Principal
                          Samuel S. Sontag                            Accounting Officer)


                              *                                       Director
    ----------------------------------------------------------
                           James H. Allyn

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the above-named officers and directors filed herewith.

                                                        /s/ James H. Allyn
                                                        ------------------
                                                        James H. Allyn
                                                        Attorney-in Fact






                                  EXHIBIT INDEX


               Exhibit
                 No.                               Description

            2.1          -  Joint Plan of Reorganization of Flagstar Companies,
                             Inc. ("FCI"), and Flagstar Corporation
                             ("Flagstar"), as amended November 7, 1997 and as confirmed by order of the United States
                             Bankruptcy Court for the District of South
                             Carolina entered November 12, 1997 (incorporated by reference to Exhibit 2.1 to FCI's Form 8-K, dated November 12, 1997).

             4.1          -  Indenture relating to the 111/4% Senior Notes
                             (including the form of security) dated as of January 7, 1998, between Denny's Corporation and First Trust National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Denny's Corporation's Form 8-K filed January 15, 1998 (the "1998 Form 8-K")).

             4.2          -  Warrant Agreement (including the form of warrant)
                             (incorporated by reference to Exhibit 10.1 to the Form 8-A of Denny's Corporation filed January 7, 1998 relating to Denny's Corporation's common stock warrants).

             4.3          -  Rights Agreement, dated as of December 15, 1998,
                             between Denny's Corporation and Continental
                             Stock Transfer and Trust Company, as Rights Agent (including Form of Right Certificate) (incorporated by reference to Exhibit 1 to the Form 8-A of Denny's Corporation filed December 15, 1998 relating to preferred stock purchase rights).

             4.4          -  Indenture dated April 15, 2002, relating to the
                             123/4% Senior Notes (including the form of security) among Denny's Corporation and Denny's Holdings, Inc. and U.S. Bank National
                             Association, as Trustee (incorporated by reference to Exhibit 4.6 of Denny's Corporation's Form
                             S-4/A filed December 28, 2001).


             5.1          -  Opinion of Alston & Bird LLP regarding
                             legality of the New Notes.

             8.1          -  Opinion of Alston & Bird LLP regarding tax
                             matters.


             10.1         -  Consent Order dated March 26, 1993 between the U.S.
                             Department of Justice, Flagstar and Denny's,
                             Inc. (incorporated by reference to Exhibit 10.42 to the Registration Statement on Form S-2 (No. 33-49843) of Flagstar (the "Form S-2")).

             10.2         -  Fair Share Agreement dated July 1, 1993 between
                             Flagstar and the NAACP (incorporated by reference to Exhibit 10.43 to the Form S-2).

             10.3         -  Amended Consent Decree dated May 24, 1994
                             (incorporated by reference to Exhibit 10.50 to FCI's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K")).

             10.4         -  Consent Decree dated May 24, 1994 among certain
                             named claimants, individually and on behalf of all others similarly situated, Flagstar and Denny's, Inc. (incorporated by reference to Exhibit 10.51 to the 1994 Form 10-K).

             10.5         -  Employment Agreement, dated as of January 10,
                             1995, between FCI and James B. Adamson
                             (incorporated by reference to Exhibit 10.42 to the 1994 Form 10-K).

             10.6         -  Amendment to Employment Agreement, dated as of
                             February 27, 1995, between FCI and James B. Adamson (incorporated by reference to Exhibit 10.44 to the 1994 Form 10-K).

             10.7         -  Second Amendment to Employment Agreement, dated
                             December 31, 1996, between FCI and James B. Adamson (incorporated by reference to Exhibit 10.47 to FCI's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K")).

             10.8         -  Employment Agreement between Denny's Corporation
                             and James B. Adamson, amended and restated as of January 7, 1998 (incorporated by reference to
                             Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002 (the "1999 First Quarter Form 10-Q")).

             10.9         -  Addendum Agreement, dated April 7, 2000, between
                             Denny's Corporation and James B. Adamson
                             (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 29, 2000 (the "2000 First Quarter Form 10-Q")).

             10.10        -  Amendment, dated February 6, 2001, to Addendum
                             Agreement between Denny's Corporation and James B. Adamson dated April 7, 2000 (incorporated by reference to Exhibit 10.2 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended March 28, 2001 (the "2001 First Quarter Form 10-Q")).

             10.11        -  Form of Agreement dated December 3, 1997
                             providing certain retention incentives and severance benefits for company management (incorporated by reference to Exhibit 10.2 to the 1999 First Quarter Form 10-Q).

             10.12        -  Credit Agreement, dated January 7, 1998, among
                             Denny's, Inc., El Pollo Loco, Inc., Flagstar
                             Enterprises, Inc., Flagstar Systems, Inc. and Quincy's Restaurants, Inc., as borrowers, Denny's Corporation, as a guarantor, the lenders named therein, and The Chase Manhattan Bank, as administrative agent (the "Advantica Credit Agreement") (incorporated by reference to Exhibit
                             10.1 to the 1998 Form 8-K).

             10.13        -  Amendment No. 1 and Waiver, dated as of March 16,
                             1998, relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.53 to the Registration Statement (No. 333-4581) of Denny's Corporation).

             10.14        -  Amendment No. 2 and Waiver, dated as of May 21,
                             1998, relating to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended July 1, 1998).

             10.15        -  Amendment No. 3 and Waiver, dated as of July 16,
                             1998, to the Advantica Credit Agreement
                             (incorporated by reference to Exhibit 10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

             10.16        -  Amendment No. 4, dated as of November 12, 1998,
                             to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.35 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 30, 1998).

             10.17        -  Amendment No. 5, dated March 12, 1999, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.3 to the 1999 First Quarter Form 10-Q).

             10.18        -  Amendment No. 6, dated December 20, 1999, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.37 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 29, 1999).

             10.19        -  Amendment No. 7, dated as of June 20, 2000, to
                             the Advantica Credit Agreement (incorporated by reference to Exhibit 10.3 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended June 28, 2003 (the "2000 Second Quarter Form 10-Q")).

             10.20        -  Amendment No. 8, dated as of December 26, 2000,
                             to the Advantica Credit Agreement (incorporated by reference to Exhibit 10.26 to Denny's Corporation's Annual Report on Form 10-K for the year ended December 27, 2000 (the "2000 Form 10-K")).

             10.21        -  Amendment No. 9, dated October 18, 2001, to the
                             Advantica Credit Agreement (incorporated by reference to Exhibit 10.29 to Denny's Corporation's 2001 S-4 filed December 28, 2001).

             10.22        -  Waiver and Agreement, dated as of June 12, 2002
                             (Amendment No. 10) to the Advantica Credit
                             Agreement (incorporated by reference to Exhibit
                             10.1 to Denny's Corporation's Quarterly Report on Form 10-Q for the quarter ended September 26, 2001 (the "2001 Third Quarter Form 10-Q")).

             10.23        -  Waiver and Agreement, dated as of June 27, 2002
                             (Amendment No. 11) to the Advantica Credit
                             Agreement (incorporated by reference to Exhibit
                             10.2 to the 2001 Third Quarter Form 10-Q).

             10.24        -  Denny's Corporation's Director Stock Option Plan,
                             as adopted January 28, 1998 and amended through January 24, 2001 (incorporated by reference to
                             Exhibit 10.1 to the 2001 First Quarter 10-Q).

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             10.25        -  Merger Amendment, dated March 15, 1999, to the
                             Denny's Corporation' Stock Option Plan and the Denny's Corporation's Officer Stock Option Plan (incorporated by reference to Exhibit 10.4 to the 1999 First Quarter Form 10-Q).

             10.26        -  Denny's Corporation's Stock Option Plan as
                             amended through May 19, 1999 (incorporated by reference to Exhibit 10.2 to the 2000 Second Quarter Form 10-Q).

             10.27        -  Form of Agreement, dated February 9, 2000,
                             providing certain retention incentives and severance benefits for company management (incorporated by reference to Exhibit 10.2 to the 2000 First Quarter Form 10-Q).

             10.28        -  Employment Agreement dated January 2, 2001 between
                             Denny's Corporation and Nelson J. Marchioli.
                             (incorporated by reference to Exhibit 10.3 to the 2001 First Quarter Form 10-Q).

             10.29        -  Stipulation and Agreement of Settlement, dated
                             February 19, 2002, by and among FRD, the Creditors Committee, Denny's Corporation, Denny's, Inc., FRI-M Corporation, Coco's and Carrows, and as filed with the Bankruptcy Court on February 19, 2002 (incorporated by reference to Exhibit 99.1 to Denny's Corporation's Form 8-K dated February 19,
                             2001).


             10.30*       -  Form of Note Exchange and Registration Rights
                             Agreement entered into among Denny's Corporation, Denny's Holdings, Inc. and each holder of old notes.


             10.31        -  Credit Agreement, dated as of December 16, 2002,
                             among Denny's, Inc. and Denny's Realty, Inc., as borrowers, Denny's Corporation, Denny's Holdings, Inc. and DFO, Inc., as guarantors, the lenders named therein, JPMorgan Chase Bank, as administrative agent, Foothill Capital Corporation, as syndication agent, and J.P. Morgan Securities Inc., as sole advisor, sole lead arranger and sole bookrunner (incorporated by reference to Exhibit 99.1 to Denny's Corporation's Form 8-K dated December 19, 2002).

             10.32        -  Guarantee and Collateral Agreement, dated as of
                             December 16, 2002, among Denny's Corporation, Denny's, Inc., Denny's Holdings, Inc., Denny's Realty, Inc. and each other subsidiary loan party and JPMorgan Chase Bank, as collateral agent (incorporated by reference to Exhibit 99.2 to Denny's Corporation's Form 8-K dated December 19,
                             2002).

             12.1         -  Computation of Ratio of Earnings to Fixed Charges


             13.1*        -  Denny's Corporation's Quarterly Report on Form
                             10-Q for the quarter ended September 25, 2002.


             21.1         -  Subsidiaries of Denny's Corporation (incorporated
                             by reference to Exhibit 21 to Denny's Annual
                             Report on Form 10-K for the year ended December 26, 2001).

             23.1         -  Consent of Deloitte & Touche LLP.

             23.2         -  Consent of Alston & Bird LLP (included in Exhibits
                             5.1 and 8.1).

             24.1*        -  Powers of Attorney for the directors and officers
                             of Denny's Corporation and Denny's Holdings,
                             Inc.


             25.1         -  Statement of Eligibility of Trustee on Form T-1
                             (incorporated by reference to Exhibit 25.1 of Denny's Corporation's Form S-4/A filed December 6,
                             2001).

             99.1         -  Form of Letter of Transmittal for the Old Notes.

             99.2*        -  Form of Notice of Guaranteed Delivery for the Old
                             Notes.

             99.3*        -  Form of Guidelines for Certification of Taxpayer
                             Identification Number or Substitute Form W-9.



* Previously filed.


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